Exhibit 4.2











                                        February 1, 1995










                          PARAMOUNT COMMUNICATIONS INC.


                             EMPLOYEES' SAVINGS PLAN












                            Effective January 1, 1987
                            Restated February 1, 1995

                                TABLE OF CONTENTS
                                -----------------

                                                                Page No.
                                                               --------

ARTICLE I - DEFINITIONS                                               1
- ---------   -----------

1.1         "Actual Deferral Percentage"                              1
1.2         "Affiliated Company"                                      1
1.3         "Basic Compensation"                                      2
1.4         "Beneficiary"                                             2
1.5         "Board of Directors"                                      3
1.6         "Code"                                                    3
1.7         "Company"                                                 3
1.8         "Contribution Percentage"                                 3
1.9         "Disability"                                              4
1.10        "Early Retirement Date"                                   4
1.11        "Effective Date"                                          4
1.12        "Employee"                                                4
1.13        "Employer"                                                4
1.14        "Employer's Matching Contributions Account"               5
1.15        "ERISA"                                                   5
1.16        "ESOP Account"                                            5
1.17        "Excess Aggregate Contribution"                           5
1.18        "Excess Contribution"                                     6
1.19        "Excess Matching Contribution"                            6
1.20        "Highly Compensated Employee"                             6
1.21        "Investment Funds"                                        7
1.22        "Investment Manager"                                      7
1.23        "Leased Employee"                                         7
1.24        "Matching Contribution"                                   7
1.25        "Member"                                                  8
1.26        "Member's Account"                                        8
1.27        "Merged Plans"                                            8
1.28        "Normal Retirement Date"                                  8
1.29        "Parental Leave"                                          8
1.30        "Periodic Compensation"                                   8
1.31        "Plan"                                                    9
1.32        "Plan Fiduciary"                                          9

ARTICLE 1 DEFINITIONS (cont.)                                   Page No.
- --------- -------------------                                   --------

1.33        "Plan Year"                                               9
1.34        "Post-Tax Contribution"                                   9
1.35        "Post-Tax Contributions Account"                          9
1.36        "Pre-Tax Contribution"                                    9
1.37        "Pre-Tax Contributions Account"                           9
1.38        "Retirement Committee" or "Committee"                     9
1.39        "Trust Agreement"                                         10
1.40        "Trustee"                                                 10
1.41        "Trust Fund"                                              10
1.42        "Valuation Date"                                          10
1.43        "Vested Interest"                                         10
1.44        "Viacom Stock"                                            10
1.45        "Year of Eligibility Service"                             10
1.46        "Year of Vesting Service"                                 10


ARTICLE II - ELIGIBILITY FOR MEMBERSHIP                               11
- ----------   --------------------------

2.1         Eligibility For Membership                                11
2.2         Excluded Employees                                        12
2.3         Membership Upon Reemployment                              13
2.4         Application For Membership                                13
2.5         Transfer Of Employment Between Employers                  13
2.6         Change Of Status                                          13


ARTICLE III - SERVICE                                                 14
- -----------   -------

3.1         Vesting And Eligibility Service                           14


ARTICLE IV - CONTRIBUTIONS                                            18
- ----------   -------------

4.1         Pre-Tax Contributions                                     18
4.2         Post-Tax Contributions                                    18
4.3         Change Or Suspension Of Contributions                     19
4.4         Rollover Contributions                                    19

ARTICLE IV - (cont.)                                             Page No.
- -----------  -------                                             --------

4.5         Employer Matching Contributions                           20
4.6         Limitations on Pre-Tax Contributions Affecting
            Highly Compensated Employees                              20
4.7         Maximum Member Tax Deferred Contributions                 21
4.8         Limitations On Employer Matching Contributions
            and Post-Tax Contributions Affecting Highly
                 Compensated Employees                                22
4.9         Limitations On Annual Additions                           24


ARTICLE V - INVESTMENT OF ACCOUNTS                                    28
- ---------   ----------------------

5.1         Investment Of Matching Contributions                      28
5.2         Establishment Of Investment Funds                         28
5.3         Investment Of Contributions                               29
5.4         Change of Election                                        29
5.5         Transfers Among Investment Funds                          30
5.6         Merged Plan Assets                                        30
5.7         Diversification of Amounts in ESOP Accounts               31
5.8         Dividends on Company Stock                                31


ARTICLE VI - VALUATION AND ACCOUNTING                                 32
- ----------   ------------------------

6.1         Establishment Of Accounts                                 32
6.2         Valuation Of Accounts                                     32
6.3         Adjustment To Accounts                                    32


ARTICLE VII - WITHDRAWALS                                             33
- -----------   -----------

7.1         Voluntary Withdrawals                                     33
7.2         Hardship Withdrawals                                      33
7.3         Form And Frequency Of Election; Withdrawal Amounts        34


ARTICLE VIII - VESTING AND DISTRIBUTIONS UPON RETIREMENT,
- ------------   ------------------------------------------
DISABILITY, DEATH OR OTHER TERMINATION OF EMPLOYMENT                  36
- ----------------------------------------------------

8.1         Vesting                                                   36
8.2         Time And Manner Of Distribution                           37

ARTICLE VIII - (cont)                                            Page No.
- ---------------------                                            --------

8.3         Forfeitures                                               42
8.4         Latest Commencement Of Payments                           43
8.5         Termination of Employment                                 43


ARTICLE IX - LOANS                                                    44
- ----------   -----

9.1         Eligibility For A Loan                                    44
9.2         Security And Interest                                     45
9.3         Loan Repayment                                            45
9.4         Repayment Upon Termination Of Employment                  46


ARTICLE X - ADMINISTRATION OF THE PLAN                                48
- ---------   --------------------------

10.1        Appointment Of Retirement Committee                       48
10.2        Organization And Operation Of the Retirement
              Committee                                               48
10.3        Duties And Responsibilities Of The Retirement
              Committee                                               49
10.4        Required Information                                      50
10.5        Indemnification                                           50
10.6        Claims And Appeal Procedure                               50
10.7        Powers, Duties and Responsibilities of the
            Investment Manager                                        51


ARTICLE XI - AMENDMENT AND TERMINATION                                53
- ----------   -------------------------

11.1        Amendment                                                 53
11.2        Termination, Sale of Assets or Sale of Subsidiary         53
11.3        Merger Of Plans                                           55


ARTICLE XII - PARTICIPATING EMPLOYERS                                 56
- -----------   -----------------------

12.1        Adoption Of Plan                                          56

                                                                 Page No.
                                                                 --------

ARTICLE XIII - GENERAL PROVISIONS                                     57
- ------------   ------------------

13.1        Exclusiveness Of Benefits                                 57
13.2        Limitation Of Rights                                      57
13.3        Non-Assignability                                         57
13.4        Construction Of Agreement                                 58
13.5        Severability                                              58
13.6        Titles And Headings                                       58
13.7        Counterparts As Original                                  58
13.8        Construction                                              59
13.9        Internal Revenue Service Approval                         59
13.10       Trust Fund                                                59
13.11       Source Of Benefits                                        59


ARTICLE XIV - TOP-HEAVY PROVISIONS                                    60
- -----------   --------------------

14.1        General Rule                                              60
14.2        Top-Heavy Plan                                            60
14.3        Definitions                                               60
14.4        Requirements Applicable If Plan Is Top-Heavy              62


ARTICLE XV - SIGNATURE                                                64
- -----------  ---------


APPENDIX A - SPECIAL RULES                                            65
- ----------   -------------

                                    PREAMBLE
                                    --------

Effective July 1, 1966, Gulf+Western Inc. (formerly Gulf & Western Industries, Inc.) established the "Gulf & Western Industries, Inc. Employees' Savings Plan" (the "Plan") to encourage savings by its employees and to provide for their retirement. The Plan, as amended from time to time, is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, as a profit sharing plan and the trust underlying the Plan is tax-exempt under Section 501 of the Code.

     Effective January 1, 1987, the following plans were merged into the Plan: the "Esquire, Inc. Retirement Investment/Savings Plan"; the "Prentice-Hall and Subsidiaries Profit Sharing Plan"; the "Simon & Schuster Profit Sharing Plan"; the "Management Control Systems Retirement Plan"; the "Silver Burdett Inc. Profit Sharing Savings Plan"; the "Associates Corporation of North America Supplemental Savings and Profit Sharing Plan" and the "Employees' Savings and Profit Sharing Plan of Associates Corporation of North America". The resulting consolidated plan represents an amendment and restatement of the Plan and is intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Transition rules dealing with certain provisions of such merged plans are incorporated into Appendix A of this Plan and shall supersede any other provisions of this Plan, where contrary.

     Effective January 1, 1987, the amended and restated Plan shall be known as the "Gulf+Western Inc. Employees' Savings Plan". All benefits with respect to persons who terminated, retired or died prior to January 1, 1987 shall be determined under the provisions in effect at the time they terminated, retired or died, except as expressly provided in this Plan or as provided by statute or regulation.

     Effective June 2, 1989, the corporate name of Gulf+Western Inc. was changed to Paramount Communications Inc. Accordingly, the name of the Plan has been changed, effective June 2, 1989, to the Paramount Communications Inc. Employees' Savings Plan.

     Effective November 1, 1989 all stock of Associates Corporation of North America held by Paramount Communications Inc. was sold to Ford Motor Company and the assets and liabilities for all Associates participants were transferred to a Ford sponsored plan.

     In connection with the merger of the Master Data Center, Inc. Employees' Thrift Plan (the "Master Data Plan"), the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan (the "Janus Plan"), the Computer Curriculum Corporation Savings Plan (also known as the California Pension Administrators and Consultants, Inc. Defined Contribution Retirement Plan as adopted by Computer Curriculum Corporation) ("CCC Savings Plan"), the Computer Curriculum Corporation Profit Sharing Plan (the "CCC Profit Sharing Plan"), the Premier Advertiser Sales Retirement Savings Plan (the "Premier Plan") and a portion of the Cox Enterprises, Inc. Savings and Investment Plan (the "Cox Plan") into the
Plan: effective as of May 1, 1988, all employees of Master Data Center, Inc. who were members of the Master Data Plan on April 30, 1988 became eligible to participate in the Plan; effective as of January 3, 1990, all employees of Janus Book Publishers, Inc. who were members of the Janus Plan on January 2, 1990 became eligible to participate in the Plan; effective as of April 16, 1990, all employees of Computer Curriculum Corporation who were members of the CCC Savings Plan and/or the CCC Profit Sharing Plan on April 15, 1990 became eligible to participate in the Plan; effective as of January 1, 1993, all employees of Premier Advertiser Sales who were members of the Premier Plan on December 31, 1992 became eligible to participate in the Plan; and effective as of September 1, 1993, employees of WKBD, Inc. who were members of the Cox Plan on August 31, 1993 became eligible to participate in the Plan. Following the participation of such employees in the Plan, all the assets under each plan attributable to such employees shall be transferred into the Plan. Transition rules dealing with certain provisions of each plan are incorporated into Appendix A of this Plan effective upon the transfer of assets and shall supersede any other provisions of this Plan, where contrary.

     Effective July 7, 1994, Paramount Communications Inc. became a wholly owned subsidiary of Viacom Inc. and the Paramount Communications Inc. Employee Stock Ownership Plan was merged into the Plan. Effective January 1, 1995, all employees of the Corporate office of Paramount Communications Inc. became employees of PCI's Holding Corporation. Effective January 3, 1995: (i) Paramount Communications Inc. was merged into Viacom International Inc., itself a wholly owned subsidiary of Viacom Inc., (ii) Paramount Communications Inc. ceased to exist as a separate corporate legal entity and (iii) PCI's Holding Corporation became the Company that sponsors the Plan.

                          PARAMOUNT COMMUNICATIONS INC.
                             EMPLOYEES' SAVINGS PLAN


                                    ARTICLE I
                                    ---------
                                   DEFINITIONS
                                   -----------

1.1" Actual Deferral Percentage"
     --------------------------
     The term "Actual Deferral Percentage" means, with respect to a specified group of Employees, any of whom is a Member or eligible to become a Member, the average of the ratios, calculated separately for each Employee in that group, of
(a) the amount of Pre-Tax Contributions made pursuant to Section 4.1 for a Plan Year to (b) the Employee's compensation for that Plan Year. The Actual Deferral Percentage shall be adjusted in the event qualified nonelective contributions are made for a Plan Year pursuant to Section 4.7. Actual Deferral Percentages will be determined in accordance with all of the applicable requirements (including to the extent applicable, the family aggregation and plan aggregation requirements) of Section 401(k) of the Code, and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100). For purposes of this Section 1.1 and Section 1.8, "compensation" shall mean Earnings as determined under Section 4.11(h), plus all elective contributions made on behalf of a Member for the Plan Year that are not includible in gross income under Sections 125 or 402(e)(3) of the Code.

1.2  "Affiliated Company"
      ------------------
     The term "Affiliated Company" means a member with the Company of a controlled group of corporations (determined under Section 1563(a) of the Code without regard to Section 1563(a)(4) and (e)(3)(C)). The term "Affiliated Company" shall also include any trade or business under common control (as defined in Section 414(c) of the Code) with the Company, a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company, and any other entity required to be aggregated with the Company under regulations issued pursuant to Code Section 414(o).

1.3  "Basic Compensation"
      ------------------
     The term "Basic Compensation" means the sum of a Member's (a) base pay (including amounts attributable to shift differentials) for services rendered to an Employer, determined prior to any pre-tax contributions for the Plan Year under either a "qualified cash or deferred arrangement" (as defined under Section 401(k) of the Code and its applicable regulations) or a "cafeteria plan," including a "reimbursement account" (as defined under Section 125 of the Code and its applicable regulations) and (b) commissions, as determined by the applicable Employer.

     For purposes of determining a Member's "Basic Compensation," there shall be excluded from "Basic Compensation" the cost of fringe benefits and any amounts paid or payable to a Member as a bonus, commission (except as provided above), overtime pay, severance pay, or as a contribution to any pension, profit sharing or savings plan except where such contribution is made pursuant to an election made under Section 4.1. Effective January 1, 1989, the amount of annual Basic Compensation which may be taken into account for all purposes under the Plan shall not exceed $200,000 or the applicable annual compensation limitation in effect under Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder. Notwithstanding the previous sentence, effective January 1, 1994, the amount of annual Basic Compensation that may be taken into account for all purposes under the Plan shall not exceed $150,000, or the applicable annual compensation limitation in effect under Section 401(a)(17) of the Code and the regulations and other guidance issued thereunder.

1.4  "Beneficiary"
      -----------
     (a) The term "Beneficiary" means the person or persons designated by the Member, on a form prescribed by and filed with the Retirement Committee, to receive benefits under the Plan in the event of death. If no designation is made or if no designated person survives the Member, "Beneficiary" shall mean the Member's estate.
     (b) Notwithstanding the foregoing, in the case of a legally married Member, the spouse to whom the Member is married on the earlier of the Member's benefit commencement date or death shall be deemed the designated "Beneficiary" unless the Member elects to waive such designation. Such waiver must be in writing, acknowledging its effect on the spouse, and such spouse must formally consent in writing to the waiver with the spouse's signature witnessed by a notary public.

1.5  "Board of Directors"
      ------------------
     The term "Board of Directors" means the Board of Directors of the Company.


1.6  "Code"
      ----
     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.7  "Company"
      -------
     The term "Company" means, effective January 3, 1995, PCI's Holding Corporation and any legal successor thereof.

1.8  "Contribution Percentage"
      -----------------------
     The term "Contribution Percentage" means, with respect to a specified group of Employees, any of whom is a Member or eligible to become a Member, the average of the ratios, calculated separately for each Employee in that group, of
(a) the sum of Matching Contributions made to the Plan pursuant to Section 4.5 for a Plan Year and Member Post-Tax Contributions (including Pre-Tax Contributions which are recharacterized as Post-Tax Contributions pursuant to
Section 4.6, if any) made pursuant to Section 4.2 for such Plan Year to (b) the Employee's compensation (as defined in Section 1.1) for that Plan Year. The Contribution Percentage shall be adjusted in the event qualified nonelective contributions are made for a Plan Year pursuant to Section 4.8. Contribution Percentages will be determined in accordance with all of the applicable requirements (including the family aggregation and to the extent applicable, plan aggregation requirements) of Section 401(m) of the Code, and the regulations issued thereunder. The percentage is determined by multiplying the ratio calculated above by one hundred (100).

1.9  "Disability"
      ----------
     The term "Disability" means any physical or mental condition which, upon a determination by the administrator of an Employer's Long Term Disability Benefits Insurance Plan, makes a Member eligible for benefits under such plan, or which entitles such a Member to benefits under the disability insurance provisions of the Federal Social Security Act. A Member entitled to receive disability benefits under the Paramount Communications Inc. Retirement Plan will be deemed to have incurred a "Disability."

1.10 "Early Retirement Date"
      ---------------------
     The term "Early Retirement Date" means the date a Member is first eligible for "early retirement" under the Paramount Communications Inc. Retirement Plan.

1.11 "Effective Date"
      --------------
     The term "Effective Date" means January 1, 1987.

1.12 "Employee"
      --------
     The term "Employee" means any individual employed by an Employer (other than Leased Employees covered by a plan described in Section 414(n)(5) of the
Code) and such other individuals or classes of individuals specifically designated by the Retirement Committee who are employed by an Affiliated Company which is not participating in the Plan as provided in Section 12.1. A "Full-Time Employee" means any Employee who, on the basis of his or her regular stated work schedule, is classified as a regular full-time Employee by an Employer. A "Regular Part-Time Employee" means any Employee who, on the basis of his or her regular stated work schedule, is classified as a regular part-time Employee by an Employer, provided, however, that effective April 1, 1991, no Employee shall be categorized as a Regular Part-Time Employee and the category of Regular Part-Time Employee shall cease to exist. A "Part-Time Employee" means any Employee who is not a "Full-Time Employee" or a "Regular Part-Time Employee."

1.13 "Employer"
      --------
     The term "Employer" means the Company or any successor by merger, purchase or otherwise and any other Affiliated Company participating in the Plan as provided in Section 12.1.

1.14 "Employer's Matching Contributions Account"
      -----------------------------------------
     The term "Employer's Matching Contributions Account" means the account established for each Member to hold matching Employer contributions made to the profit sharing portion of the Plan in accordance with Section 4.5(b). In addition, this account will also hold any qualified nonelective contributions or additional Matching Contributions made by an Employer pursuant to Sections 4.6 or 4.8.

1.15 "ERISA"
      -----
     The term "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

1.16 "ESOP Account"
      ------------
     The term "ESOP Account" means assets transferred to this Plan from the Paramount Communications Inc. Employee Stock Ownership Plan and held by the Trustee.

1.17 "Excess Aggregate Contribution"
      -----------------------------
     The term "Excess Aggregate Contribution" means, with respect to each Highly Compensated Employee, the amount equal to the total Employer Matching Contributions made to the Plan on his or her behalf and his or her Post-Tax Contributions (including the amount of any Pre-Tax Contributions recharacterized pursuant to Section 4.6), determined prior to the application of the leveling procedure described below, minus the product of the Member's Contribution Percentage, determined after the application of the leveling procedure described below, multiplied by the Member's compensation (as such term is defined for purposes of Section 1.8). In accordance with the regulations issued under
Section 401(m) of the Code, Excess Aggregate Contributions shall be determined by a leveling procedure under which the Contribution Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of Section 4.8 to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Member's Contribution Percentage to equal that of the Highly Compensated Employee with the next highest Contribution Percentage. This leveling procedure is repeated until the limitation of Section 4.8 is satisfied. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Employee exceed the Post-Tax Contributions and Employer Matching Contributions made on behalf of such Member in any Plan Year.

1.18 "Excess Contribution"
      -------------------
     The term "Excess Contribution" means with respect to each Highly Compensated Employee, the amount equal to total Pre-Tax Contributions on behalf of the Member (determined prior to the application of the leveling procedure described below) minus the product of the Member's Actual Deferral Percentage (determined after the leveling procedure described below) multiplied by the Member's compensation (as such term is defined for purposes of Section 1.1). In accordance with the regulations issued under Section 401(k) of the Code, Excess Contributions shall be determined by a leveling procedure under which the Actual Deferral Percentage of the Highly Compensated Employee with the highest such percentage shall be reduced to the extent required to enable the limitation of
Section 4.6 to be satisfied, or, if it results in a lower reduction, to the extent required to cause such Highly Compensated Employee's Actual Deferral Percentage to equal the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. This leveling procedure shall be repeated until the limitation of Section 4.6 is first satisfied.

1.19 "Highly Compensated Employee"
      ---------------------------
     The term "Highly Compensated Employee" means, with respect to any Plan Year, an individual described in Section 414(q) of the Code and any regulation (whether or not final), notice or other guidance issued by the Internal Revenue Service thereunder. The determination of whether an individual is a Highly Compensated Employee may be made by the Committee on the basis of any elective provision permitted under any such regulation, notice or other guidance.

1.20 "Investment Funds"
      ----------------
     Individual funds for the investment of amounts held under the Member's Pre-Tax Contributions Account, Post-Tax Contributions Account, Rollover Contributions Account and any other account designated by the Retirement Committee.

1.21 "Investment Manager"
      ------------------
     The term "Investment Manager" means the individuals and/or other entity provided for in Section 10.7 who has acknowledged in writing that he/it is a fiduciary with respect to the Plan and who is registered as an investment adviser under the Investment Advisors Act of 1940; or a bank, as defined in such Act; or an insurance company qualified to manage, acquire or dispose of assets of pension plans.

1.22 "Leased Employee"
      ---------------
     The term "Leased Employee" means any person as so defined in Section 414(n)(2) of the Code.

1.23 "Matching Contributions"
      ----------------------
     The term "Matching Contributions" means contributions to the Plan by the Company or a participating Employer for the Plan Year in cash or Company Stock and allocated to a Member's Employer's Matching Contribution Account by reason of the Member's Post-Tax Contributions or Pre-Tax Contributions.

1.24 "Member"
      ------
     The term "Member" means:
     (a)  "Active Member" -- An Employee participating in the Plan in accordance
           -------------
with Section 2.1.
     (b)  "Suspended Member" -- A Member in the employ of an Employer or an
           ----------------
Affiliated Company who (i) due to a change of status no longer is employed in a position that makes him or her eligible to participate in the Plan, (ii) suspends all contributions under the Plan other than on account of Sections 4.6, 4.7, 4.8 or 4.9, or (iii) is on an approved leave of absence, but who shall be treated as an Active Member for all purposes of the Plan, except that he or she shall not be entitled to contribute to the Plan either by way of a Pre-Tax Contribution or by way of a Post-Tax Contribution.
     (c)  "Ex-Member" -- A person who is no longer employed by an Employer or an
           ---------
Affiliated Company, but who has a balance remaining in his or her Member's Account.
     (d)  "Inactive Member" -- An Employee in the employ of an Employer or an
           ---------------
Affiliated Company who has a Rollover Contributions Account balance under the Plan but who has elected not to contribute to the Plan either by way of a Pre-Tax Contribution or by way of a Post-Tax Contribution.

1.25 "Member's Account"
      ----------------
     Except where otherwise provided in the Plan, the aggregate amount held on behalf of the Member in his or her Pre-Tax Contributions Account, Post-Tax Contributions Account, Employer's Matching Contributions Account, ESOP Account, Rollover Contributions Account and any other account established on behalf of the Member under the Plan.

1.26 "Merged Plans"
      ------------
     The plans set forth in Appendix A.

l.27 "Normal Retirement Date"
      ----------------------
     The date a Member attains age 65.

1.28 "Parental Leave"
      --------------
     The term "Parental Leave" means a period commencing on or after January 1, 1987 in which the Employee is absent from work immediately following his or her or her active employment because of the Employee's pregnancy, the birth of the Employee's child or the placement of a child with the Employee in connection with the adoption of that child by the Employee, or for purposes of caring for that child for a period beginning immediately following that birth or placement.


1.29 "Periodic Compensation"
      ---------------------
     (a) The Member's Basic Compensation divided by the number of payroll periods applicable to such Member during the calendar year of reference.
     (b) Notwithstanding Subsection (a), the Periodic Compensation of a Member while on an unpaid leave of absence during any Plan Year shall be equal to zero.

1.30 "Plan"
      ----
     The "Gulf+Western Inc. Employees' Savings Plan" established effective July 1, 1966 and amended and restated into the Paramount Communications Inc. Employees' Savings Plan and the profit sharing plan under Code Section 401(a) described herein, that is intended to qualify under Code Sections 401(a) as from time to time supplemented and amended.

1.31 "Plan Fiduciary"
      --------------
     The "Plan Fiduciary" means the boards of directors of the Employers, the Retirement Committee, the Trustee, and all other persons who exercise discretionary authority or have responsibility of a fiduciary nature as described in Title I of ERISA.

1.32 "Plan Year"
      ---------
     A period of 12 months commencing on each January lst and ending on December 31st thereafter.

1.33 "Post-Tax Contribution"
      ---------------------
     Contributions made by the Member in accordance with Section 4.2.

1.34 "Post-Tax Contributions Account"
      ------------------------------
     An account established for each Member to hold contributions made by the Member in accordance with Section 4.2.

1.35 "Pre-Tax Contribution"
      --------------------
     Contributions made by an Employer on behalf of the Member in accordance with Section 4.1.

1.36 "Pre-Tax Contributions Account"
      -----------------------------
     An account established for each Member to hold contributions made by an Employer based on the Member's election in accordance with Section 4.1.

1.37 "Retirement Committee" or "Committee"
      -----------------------------------
     The persons appointed to administer the Plan, in accordance with Article X.

1.38 "Rollover Contributions Account"
      ------------------------------
     An account established for each Member to hold amounts rolled over by the Member from another qualified Plan in accordance with Section 4.4.

1.39 "Trust Agreement"
      ---------------
     The instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund for the purposes of the Plan.

1.40 "Trustee"
      -------
     The trustee, trustees, or any successor trustee appointed by the proper officers of the Company and acting at any time under the terms of the Trust Agreement.

1.41 "Trust Fund"
      ----------
     All assets held at any time by the Trustee under the terms of the Trust Agreement.

1.42 "Valuation Date"
      --------------
     The last day of each month.

1.43 "Vested Interest"
      ---------------
     The nonforfeitable portion of the Member's Account to which the Member would be entitled, in accordance with Section 8.1, had the Member terminated employment on the date of reference.

1.44 "Viacom Stock"
     --------------
     The term "Viacom Stock" means shares of Class B common stock of Viacom Inc.


1.45 "Year of Eligibility Service"
      ---------------------------
     A period of service determined pursuant to Section 3.1(c) that is counted for determining an Employee's eligibility to participate in the Plan.

1.46 "Year of Vesting Service"
      -----------------------
     A period of service determined pursuant to Section 3.1(b) that is counted for determining a Member's vested percentage in his or her Member's Account.

                                   ARTICLE II
                                   ----------
                           ELIGIBILITY FOR MEMBERSHIP
                           --------------------------

2.1   Eligibility For Membership
      --------------------------
      Except as provided in Section 2.2:
      (a) Each Employee in the employ of an Employer on January 1, 1987 who was a Member in the Plan or a Merged Plan on December 31, 1986 shall continue as or become an Active Member on January 1, 1987, provided he or she complies with the provisions of Section 2.4.
     (b) Each other Full-Time Employee and Regular Part-Time Employee, on or after January 1, 1987, shall become an Active Member on the earlier of (i) the first day of the payroll period following the date on which the Employee attains age 25, or (ii) the first day of the payroll period following the completion of one Year of Vesting Service; provided in either case, however, he continues to be an Employee on such date and provided he or she complies with the provisions of Section 2.4.
     (c) Each other Part-Time Employee, on or after January 1, 1987, shall become an Active Member on the first day of the payroll period following the end of the 12-month period during which the Part-Time Employee completes a Year of Eligibility Service.
     (d) Each Employee who was a member of the Master Data Center, Inc. Employees' Thrift Plan on April 30, 1988 shall become an Active Member as of May 1, 1988, provided he or she complies with the provisions of Section 2.4.
     (e) Each Employee who was a member of the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan on January 2, 1990, shall become an Active Member as of January 3, 1990, provided he or she complies with the provisions of Section 2.4.
     (f) Each Employee who was a member of the Computer Curriculum Corporation Savings Plan and/or the Computer Curriculum Corporation Profit Sharing Plan on April 15, 1990, shall become an Active Member as of April 16, 1990, provided he or she complies with the provisions of Section 2.4.
     (g) Each Employee who was employed by Paramount Parks Inc. on August 3, 1992 and who participated in the Kings Entertainment Company Thrift Savings plan on August 2, 1992 shall become a Member of the Plan on August 3, 1992.

Each other Full Time Employee of Paramount Parks Inc. shall become an Active Member of the Plan on the first day of the payroll period following the date on which such Employee attains age 21 and completes one Year of Vesting Service. Each other eligible seasonal Employee of Paramount Parks Inc. shall become an Active Member of the Plan on the first day of the payroll period following the date on which such Employee attains age 21 and completes a Year of Eligibility Service. (As defined in Section 3.1(c)).
     (h) Each Employee who was a member of the Premier Advertiser Sales Retirement Savings Plan on December 31, 1992, shall become an Active Member as of January 1, 1993, provided he or she complies with the provisions of Section 2.4.
     (i) Each Employee who was a member of the Cox Enterprises, Inc. Savings and Investment Plan on August 31, 1993 shall become an Active Member as of September 1, 1993 provided he or she complies with the provisions of Section 2.4.
     (j) Each Employee who was a member of the Maxwell Macmillan Savings Plan on February 27, 1994 shall become an Active Member as of February 28, 1994 provided he or she complies with the provisions of Section 2.4.
     (k)  An Employee who otherwise fails to comply with the provisions of
Section 2.4 shall nevertheless become an Active Member under the investment, valuation, distribution and administrative rules of the Plan with respect to his or her ESOP Account.

2.2  Excluded Employees
     ------------------
     An Employee who is (or becomes) a member of a collective bargaining unit that is a party to a collective bargaining agreement with an Employer may become (or continue to be) an Active Member in the Plan only if there is in effect an agreement making the Plan available to Employees in such unit. Any individual who is a Leased Employee of an Employer and who is employed by a leasing organization (as defined in Code Section 414(n)(2)) which is not an Affiliated Company shall not be eligible to participate in the Plan. Any individual who, on the basis of his or her regular stated work schedule, is classified by an Employer as a temporary Employee shall not be eligible to participate in the Plan. Notwithstanding the foregoing, the Retirement Committee may, by written resolution, exclude from eligibility for participation in this Plan any class of Employees. Any such designation shall be made in nondiscriminatory manner.

2.3  Membership Upon Re-employment
     -----------------------------
     An Employee who is re-employed by an Employer or who ceases to be excluded from Active Membership under Section 2.2, and who had previously satisfied the requirements of membership in Section 2.1, shall again become an Active Member in this Plan on his or her date of re-employment; provided he or she continues to be an Employee on such date and provided he or she complies with the provisions of Section 2.4.

2.4  Application For Membership
     --------------------------
     Each Employee shall, as a condition of membership, complete and file with the Retirement Committee a Savings Plan Enrollment Form, agreeing to be bound by all the terms and conditions of the Plan as then in effect or as thereafter amended, and furnishing such information and documents as the Retirement Committee may require. The Savings Plan Enrollment Form shall include an investment election form.

2.5  Transfer Of Employment Between Employers
     ----------------------------------------
     If an Active or Inactive Member enters directly into the employ of another Employer he or she shall continue his or her membership hereunder. Such Member shall receive credit for his or her aggregate Service (determined pursuant to Article III of the Plan) with all Employers, but employment by two or more Employers during the same period of time shall not result in the duplication of Service during a single period of time.

2.6  Change Of Status
     ----------------
     An Active Member who while still employed by an Employer or an Affiliated Company ceases to be an Employee, as defined in Section 1.12, shall become a Suspended Member and shall no longer be entitled to make Pre-Tax or Post-Tax Contributions to the Plan.

                                   ARTICLE III
                                   -----------
                                     SERVICE
                                     -------

3.1   Vesting And Eligibility Service
      -------------------------------
      (a)  Companies For Whom Credited.  Vesting Service and Eligibility Service
           ---------------------------
with respect to any Employee shall mean periods of employment with the Company, an Affiliated Company (on an after the date of affiliation unless determined otherwise by the Retirement Committee), and any predecessor corporation of an Employer, or a corporation merged, consolidated or liquidated into an Employer or a predecessor of an Employer, or a corporation, substantially all of the assets of which have been acquired by an Employer, if an Employer maintains a plan of such a predecessor corporation. If an Employer does not maintain a plan maintained by such a predecessor, periods of employment with such a predecessor shall be credited as Vesting Service and Eligibility Service only to the extent required under regulations prescribed by the Secretary of the Treasury pursuant to Section 4l4(a)(2) of the Code. In all events, periods recognized under a Merged Plan on behalf of a Member shall be recognized as Vesting Service or as Eligibility Service, as the case may be, under this Plan on behalf of such Member, and in no event will an Employee be credited with less Vesting Service under the Plan than the service with which the Employee was credited on December 31, 1986 under the terms of a Merged Plan for vesting purposes. In all events, periods recognized under a Merged Plan on behalf of a Member shall be recognized as Vesting Service or as Eligibility Service, as the case may be, under this Plan on behalf of such Member, and in no event will an Employee be credited with less Vesting Service under the Plan than the Service with which the Employee was credited on December 31, 1986 (or April 30, 1988, with respect to the Master Data Center, Inc. Employees' Thrift Plan, January 2, 1990, with respect to the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan, April 15, 1990 with respect to the Computer Curriculum Corporation Savings Plan and the Computer Curriculum Corporation Profit Sharing Plan, December 31, 1993 , with respect to the Premier Advertiser Sales Retirement Savings Plan, or August 31, 1993 with respect to the Cox Enterprises, Inc. Savings and Investment Plan) under the terms of a Merged Plan for vesting purposes.
     In no event will an Employee be credited with less Eligibility Service and Vesting Service under the Plan for the service with which the Employee was credited on February 27, 1994 under the Maxwell Macmillan Savings Plan.

     (b)  Year Of Vesting Service.  An Employee's Vesting Service shall be
          -----------------------
measured in years and days (with each 365 days of Vesting Service being equivalent to one Year of Vesting Service) from the date on which employment commences with the Company or an Affiliated Company to the Employee's Severance Date. Vesting Service shall include, by way of illustration but not by way of limitation, the following periods:
          (1) Any leave of absence from employment which is authorized by the Company or by an Affiliated Company or predecessor in accordance with uniform rules applied on a nondiscriminatory basis; and
          (2) Any period of military service in the Armed Forces of the United States required to be credited by law; provided, however, that the Employee returns to the employment of the Company, Affiliated Company or predecessor within the period his or her re-employment rights are protected by law.
     Fractional years shall be disregarded; provided, however, that all periods of Vesting Service prior to and subsequent to any period of severance shall be aggregated. Notwithstanding the foregoing, if an Employee's Vesting Service is severed but he or she is re-employed within the l2 consecutive month period commencing on his or her Severance Date, the period of severance shall constitute Vesting Service.
     An Employee's "Severance Date" means the earlier of the date on which he or she resigns, retires, is discharged or dies or the first anniversary of the date on which he is first absent from service, with or without pay, for any other reason, such as vacation, sickness, disability, layoff or leave of absence; provided, however, that if an Employee is absent beyond such first anniversary date by reason of Parental Leave, his or her Severance Date shall be the second anniversary of the first date of such absence. The twelve-month period beginning on the first anniversary of the first date of such absence and ending on the second anniversary of such absence shall be a year of absence and shall not be credited to the Employee as a Year of Vesting Service nor as a Break in Vesting Service under the Plan. A Break in Vesting Service shall occur if an Employee's employment is severed and the Employee is not re-employed within the l2 consecutive month period commencing on his or her Severance Date. An Employee's Severance Date shall not be considered to have occurred if the Employee enters directly into the employ of another Employer or an Affiliated

Company, but shall be considered to have occurred as of the date a trade or business or a subsidiary of the Company or of an Affiliated Company for whom he is employed is sold in accordance with Section 11.2.
     (c)  Year Of Eligibility Service.  A Part-Time Employee or an eligible
          ---------------------------
seasonal Employee of Paramount Parks Inc. shall complete a Year of Eligibility Service if he or she completes at least 1,000 Hours of Service during the twelve consecutive month period beginning with the date the part-time Employee commences employment or re-employment with the Company or an Affiliated Company or during the Plan Year commencing within such twelve-month period or any Plan Year thereafter. No Eligibility Service is counted for any computation period in which an Employee completes less than 1,000 Hours of Service. An "Hour of Service" means, with respect to any applicable computation period:
          (1) each hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for the Company, an Affiliated Company or a predecessor;
          (2) each hour for which an Employee is paid or entitled to payment by the Company, an Affiliated Company or a predecessor, on account of a period during which no duties are performed, whether or not the employment relationship has terminated, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, but not more than 501 hours for any single continuous period; provided, however, that no hours shall be credited on account of any period during which the Employee performs no duties and receives payment solely for the purpose of complying with unemployment compensation, workers' compensation or disability insurance Laws;
          (3) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company, an Affiliated Company or a predecessor, excluding any hour credited under (1) or (2), which shall be credited to the computation period or periods to which the award, agreement or payment pertains, rather than to the computation period in which the award, agreement or payment is made;
          (4) each hour during which the Employee is serving in the Armed Forces of the United States, provided that he or she returns to the employment of an Employer within the period during which his or her re-employment rights are protected by law; and
          (5) each hour during which an Employee is on a leave of absence approved by an Employer, under rules adopted by the Retirement Committee and uniformly applicable to all Employees similarly situated, provided, that no hours shall be counted under this paragraph (5) which are counted as Eligibility Service under paragraphs (1) and (2) of this Section.
     The number of hours credited to an Employee for reasons described in Paragraphs (4) or (5) shall be based on the number of hours during which an Employee is performing duties immediately prior to his or her leave of absence or service in the Armed Forces. Hours of Service described in Paragraphs (1),
(4) or (5) shall be credited to the eligibility computation period in which the duties are performed or in which the leave of absence or period of service in the Armed Forces occurs. The periods to which hours of service described in Paragraphs (2) or (3) are credited shall be determined in accordance with Department of Labor regulations Sec.2530.200b-2.
     (d)  Additional Service Credit.  The Retirement Committee, in its sole
          -------------------------
discretion, may provide additional credit for Vesting Service or Eligibility Service for periods not required to be credited under this Article 3, provided that the Retirement Committee shall act in a nondiscriminatory manner.

                                   ARTICLE IV
                                   ----------
                                  CONTRIBUTIONS
                                  -------------

4.1  Pre-Tax Contributions
     ---------------------
An Active Member may elect, on a form prescribed by and filed with the Retirement Committee, to reduce his or her Periodic Compensation by not less than one percent and not more than twelve percent, in multiples of one percent, as a Pre-Tax Contribution. This election shall be effective as of the first day of the first payroll period next following the date of his or her election or as soon thereafter as administratively feasible. Each payroll period each Employer shall contribute to the Plan on behalf of the Member an amount equal to the amount of such reduction in Periodic Compensation and such contribution shall be credited to the Member's Pre-Tax Contributions Account.

4.2  Post-Tax Contributions
     ----------------------
     An Active Member may elect, on a form prescribed by and filed with the Retirement Committee, to contribute not less than one percent and not more than twelve percent, in multiples of one percent, of his or her Periodic Compensation as a Post-Tax Contribution. This election shall be effective on the first day of the first payroll period next following the date of his or her election, or as soon thereafter as administratively feasible. Each payroll period each Employer shall contribute to the Plan on behalf of the Member an amount equal to the amount of the reduction in the Member's Periodic Compensation which the Member elected to be made to the Plan and such contribution shall be credited to the Member's Post-Tax Contributions Account. Notwithstanding the foregoing, in no event shall the contributions made under this Section 4.2, when added to the Member's Pre-Tax Contributions made under Section 4.1, exceed twelve percent of the Member's Periodic Compensation. Notwithstanding the foregoing, prior to January 1, 1989, a Member shall not be permitted to make Post-Tax Contributions during a payroll period unless the Member has elected to make a Pre-Tax Contribution pursuant to Section 4.1 equal to at least three percent of such Member's Periodic Compensation for the payroll period, except to the extent the Member is prohibited from making such a Pre-Tax Contribution pursuant to Sections 4.6 or 4.7, and such Member may only make Post-Tax Contributions of no more than nine percent of such Member's Periodic Compensation.

4.3  Change Or Suspension Of Contributions
     -------------------------------------
     (a) An Active Member may, by executing a form prescribed by and filed with the Retirement Committee, elect to change or suspend his or her elected Pre-Tax Contributions and/or elected Post-Tax Contributions. Any suspension must be for a period of not less than three months. Each such change or suspension shall commence on the first day of the month following such change or suspension or as soon thereafter as administratively feasible and shall remain in effect until changed in a like manner.
     (b) Any attempt to change or suspend a Member's elected Pre-Tax Contributions or elected Post-Tax Contributions which does not comply with the provisions of Subsection (a) shall be invalid and the last election with respect to Pre-Tax Contributions and Post-Tax Contributions shall be deemed to have remained fully in effect. For purposes of the foregoing, the termination by a Member of his or her elected Pre-Tax Contributions and Post-Tax Contributions while on an unpaid leave of absence or during a layoff shall not constitute a suspension.
     (c) The elected Pre-Tax Contributions and Post-Tax Contributions of a Member who becomes an Inactive Member shall be deemed suspended on the first day of the Inactive Member's payroll period next following the date he or she became an Inactive Member and such suspension shall end on the first day of the payroll period applicable to such Member subsequent to the date he or she again becomes an Active Member.
     (d) Unless a Member specifically elects otherwise in writing, if the elected Pre-Tax Contributions of a Member are curtailed pursuant to Sections 4.6 or 4.7, such contributions shall be made to the Plan as Post-Tax Contributions. Such Post-Tax Contributions shall be made to the Plan in addition to Post-Tax Contributions elected pursuant to Section 4.2.

4.4  Rollover Contributions
     ----------------------
     The Retirement Committee is authorized to adopt procedures with respect to accepting a Member's rollover contributions (as defined in Code Sections 402, 403 and 408) which a qualified plan is permitted to receive. Such contributions shall be credited to the Member's Rollover Contributions Account. In addition, the Retirement Committee may authorize the Trustee to accept a direct transfer from the trustee of the Paramount Communications Inc. Employee Stock Ownership Plan or any other qualified plan maintained by the Company or an Affiliated

Company of the account of an individual retiring under such plan, and any such transferred amount shall be credited to a Member's Rollover Contributions Account.

4.5  Employer Matching Contributions
     -------------------------------
     Unless determined otherwise by the Retirement Committee, an Employer shall contribute monthly on behalf of each Active Member an amount equal to one-half of the aggregate of the Pre-Tax Contributions and Post-Tax Contributions made on behalf of the Member for such month, but, except as provided under Section 4.9 for purposes of satisfying the requirements of that Section for a particular Plan Year, only to the extent that the sum of (i) the Pre-Tax Contributions and
(ii) the Post-Tax Contributions does not exceed six percent of the Member's Compensation for such month. Further, if so determined by the Retirement Committee at its sole discretion, an Employer shall contribute an additional Matching Contribution on behalf of a Member who is an Active Member on the last day of the Plan Year if the sum of the Member's Pre-Tax Contributions and Post-Tax Contributions for such Plan Year equals at least the maximum percentage of Periodic Compensation eligible for Matching Contributions pursuant to the preceding sentence for such Plan Year, but the actual Matching Contributions made on behalf of the Member for such Plan Year is less than one-half of such maximum percentage. The amount of such additional Matching Contribution shall be the amount which when added to the actual Matching Contributions for the Member for such year, will equal one-half of the maximum percentage of Periodic Compensation eligible for Matching Contributions for such Plan Year. Such contributions may be in the form of cash or in Viacom Stock or in a combination of both. Such contributions will be held in the Employer's Matching Contributions Account pursuant to Section 5.1 of the Plan.

4.6  Limitations On Pre-Tax Contributions Affecting Highly Compensated Employees
     ---------------------------------------------------------------------------
     (a) With respect to each Plan Year, the Actual Deferral Percentage for Highly Compensated Employees shall not exceed the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25, except that if the Actual Deferral Percentage for Highly Compensated Employees exceeds the Actual Deferral Percentage for all other Employees who are Members or eligible to become Members by no more than two percentage points, the 1.25 multiplier in the preceding sentence shall be replaced by 2.0.
          (b) The Retirement Committee shall implement rules limiting the Pre-Tax Contributions which may be made on behalf of Highly Compensated Employees during the Plan Year so that this limitation is satisfied.
          (c) In the event the limitation under this Section 4.6 is exceeded in any Plan Year, the Retirement Committee, to the extent permitted by regulations issued under Section 401(k)(3), may, recharacterize all or part of any Excess Contributions as Post-Tax Contributions so that the limitation in that year is not exceeded.
          (d) To the extent such Excess Contributions exceeding the limitation under this Section 4.6 are not recharacterized as Post-Tax Contributions, or the limitation under this Section 4.6 continues to be exceeded following such recharacterization, an Employer may, in the discretion of the Retirement Committee, make additional contributions to the Member's Accounts of Members who are not Highly Compensated Employees, which additional contributions shall be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder, up to an amount necessary to assure that the limitation under this Section 4.6 is not exceeded in the Plan Year. To the extent the limitation under this Section 4.6 continues to be exceeded following the contribution of such qualified nonelective contributions, if any, such excess Pre-Tax Contributions made on behalf of Highly Compensated Employees with respect to a Plan Year and income allocable thereto shall be distributed to such Highly Compensated Employees as soon as practicable after the close of such Plan Year, but no later than twelve months after the close of such Plan Year. The amount of any distribution made pursuant to this Section will be reduced by the amount of any amounts distributed pursuant to Section 4.7. The amount of income allocable to Excess Contributions shall be determined in accordance with the regulations issued under Section 401(k) of the Code. The Retirement Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods to assure that the limitation of this
Section 4.6 is satisfied.

4.7  Maximum Member Tax Deferred Contributions
     -----------------------------------------
     Notwithstanding any other provision of the Plan, in no event may the amount of Pre-Tax Contributions to this Plan on behalf of any Member, in addition to all such deferrals on behalf of such Member under all other cash or deferred arrangements (as defined in Code Section 401(k)) in which a Member participates, exceed $7,000 (indexed as provided in Section 402(g)(5) of the Code) in any taxable year of a Member. If a Member participates in another cash or deferred arrangement in any taxable year and his or her total salary deferral contributions under this Plan and such other plan exceed $7,000 (as indexed) in a taxable year, he or she may receive a distribution of the amount of the excess deferral (a deferral in excess of $7,000, as indexed) that is attributable to a Pre-Tax Contribution in this Plan together with earnings thereon, notwithstanding any limitations on distributions contained in this Plan. Such distribution shall be made by the April 15 following the Plan Year of the Pre-Tax Contribution provided that the Member notifies the Retirement Committee of the amount of the excess deferral that is attributable to a Pre-Tax Contribution to this Plan and requests such a distribution. The Member's notice must be received by the Retirement Committee no later than the March 1 following the Plan Year of the excess deferral. In the absence of such notice, the amount of such excess deferral attributable to Pre-Tax Contributions to this Plan shall be subject to all limitations on withdrawals and distributions in this Plan.

4.8  Limitations On Employer Matching Contributions And Post-Tax Contributions
     --------------------------------------------------------------------------
     Affecting Highly Compensated Employees
     --------------------------------------
          (a) With respect to each Plan Year, the Contribution Percentage for Highly Compensated Employees shall not exceed the Contribution Percentage for all other Employees who are Members or eligible to become Members multiplied by 1.25, except that if the Contribution Percentage for Highly Compensated Employees exceeds the Contribution Percentage for all other Employees who are Members or eligible to become Members by no more than two percentage points (or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee), the 1.25 multiplier in the preceding sentence shall be replaced by 2.0.
          (b) The Retirement Committee shall implement rules limiting the Employer Matching Contributions and Member Post-Tax Contributions which may be made on behalf of Highly Compensated Employees during the Plan Year so that this limitation is satisfied.
          (c)  To the extent such contributions exceed the limitation under
Section 4.8(a), an Employer may, in the discretion of the Retirement Committee, make additional contributions to the Member's Accounts of Members who are not Highly Compensated Employees, which additional contributions shall either be qualified nonelective contributions as described in Section 401(m)(4)(C) of the Code and the regulations issued thereunder or additional Matching Contributions under Section 4.5(b) of the Plan, up to an amount necessary to assure that the limitation under Section 4.8(a) is not exceeded in the Plan Year. In addition, in accordance with regulations issued under Section 401(m) of the Code, the Retirement Committee may elect to treat amounts attributable to Pre-Tax Contributions as such additional Matching Contributions solely for the purposes of satisfying the limitation of this Section.
          (d) To the extent the limitation under Section 4.8(a) continues to be exceeded following the contribution of such qualified nonelective contributions or additional Matching Contributions, if any, the amount of Excess Aggregate Contributions attributable to Post-Tax Contributions, including recharacterized Pre-Tax Contributions, if any, with respect to such Plan Year which were not matched pursuant to Section 4.5, and any income attributable thereto, shall be distributed to Highly Compensated Employees to the extent necessary to satisfy the limitations under Section 4.8(a) for the Plan Year. To the extent the limitation under Section 4.8(a) still continues to be exceeded following the distributions described above, the amount of Excess Aggregate Contributions attributable to Member Post-Tax Contributions which were matched pursuant to
Section 4.5, and any income attributable thereto, and the amount of Excess Aggregate Contributions attributable to Matching Contributions and any income attributable thereto, shall be distributed to Highly Compensated Employees to the extent vested pursuant to Section 8.1 of the Plan or if not vested, forfeited. Any such forfeitures will be subject to Section 8.3 of the Plan.
The amount of the Excess Aggregate Contributions attributable to matched Member Post-Tax Contributions and Matching Contributions to be distributed or forfeited shall be determined on a pro-rata basis in proportion to the matched Post-Tax Contributions and Matching Contributions under the profit sharing portion of the Plan on behalf of such Highly Compensated Employee for the Plan Year.
          (e) Excess Aggregate Contributions and any income allocable thereto shall be forfeited or distributed, as described above, as soon as practicable after the close of the Plan Year in which they occur, but no later than twelve months after the close of the Plan Year. The amount of income allocable to any distribution made pursuant to this Section 4.8 shall be determined in accordance with the regulations issued under Section 401(m) of the Code. The Retirement Committee is authorized to implement rules under which it may utilize any combination of the foregoing methods to assure that the limitation of
Section 4.8(a) is satisfied.

4.9  Limitations On Annual Additions.
     -------------------------------
     (a)  Basic Limitation.  The maximum aggregate annual addition allocated to
          ----------------
a Member's Account in any Plan Year shall not exceed the lesser of:
          (1)  25 percent of the Member's Earnings in such Plan Year, or
          (2) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Plan Year, which shall be the "Limitation Year").
     (b)  Limitation For Members In A Combination of Plans.  In the case of a
          ------------------------------------------------
Member who participates in this Plan and a qualified defined benefit plan maintained by an Employer, the sum of the defined contribution plan fraction (as defined in Section 415(e)(3) of the Code) and the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) in any year shall not exceed l.0. In the event the sum of such fractions exceeds 1.0, contributions and benefits shall be reduced by the amount necessary to meet the rule stated in this subsection pursuant to the provisions of subsection (c) below. Notwithstanding the foregoing, with respect to limitation years beginning after January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under Code Section 415(e)(1) as amended by the Tax Reform Act of 1986 does not exceed 1.0 for any limitation year.
     (c)  Preclusion Of Excess Annual Additions; Reduction Of Benefits.  The
          ------------------------------------------------------------
Retirement Committee shall maintain records showing the contributions allocated to a Member's Account in any Plan Year.
          (1) In the event that the Retirement Committee determines that the allocation of a contribution would cause the restrictions imposed by paragraph
(a) to be exceeded with respect to this Plan or when combined with any other defined contribution plan pursuant to paragraph (e), allocations shall be reduced in the following order, but only to the extent necessary to satisfy such restrictions:
          (A)  First, the annual additions under this Plan;

          (B) Second, the annual additions under any other qualified defined contribution plan maintained by an Employer.
          (2) In the event that the restrictions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of a reasonable error in estimating the Member's compensation or in calculating the Member's pre-tax deferrals, and because of the error it becomes necessary to make an adjustment in annual additions to a Member's Account under this Plan, either because of the limitations as applied to this Plan alone or as applied to this Plan in combination with another plan, the Plan:

          (A) shall pay to the Member, to the extent necessary and as soon as administratively feasible, the unmatched Post-Tax Contributions, if any, made on behalf of the Member and any earnings thereon;

          (B) shall pay to the Member, to the extent necessary and as soon as administratively feasible, the unmatched Pre-Tax Contributions, if any, made on behalf of the Member and any earnings thereon;

          (C) shall pay to the Member, to the extent necessary and as soon as administratively feasible, the amount of the matched Post-Tax Contributions made on the Member's behalf and any earnings thereon;

          (D) shall pay to the Member, to the extent necessary and as soon as administratively feasible, the amount of the matched Pre-Tax Contributions made on the Member's behalf and any earnings thereon. The Matching Contributions made in accordance with Section 4.5 with respect to such matched Pre-Tax Contributions and any earnings thereon shall be allocated to the extent necessary and as soon as administratively feasible to a suspense account and then treated as Employer contributions in the next Plan Year. For purposes of this Subparagraph 4.11(c)(2)(D), Matching Contributions shall be allocated to the suspense account before Matching Contributions attributable to the employee stock ownership portion of the Plan are so allocated.

          (E) shall allocate to the extent necessary and as soon as administratively feasible, the amount of the remaining Employer contributions and earnings thereon to a suspense account and which amount will then be treated as Employer contributions made in accordance with Sections 4.1 and 4.5 in the next Plan Year; and

          (F)  shall limit other Employer contributions made.
          (3) Notwithstanding paragraph (1), if the combination limitation prescribed under paragraph (b) hereof would be exceeded, benefits under the defined benefit plan shall be frozen or reduced, if necessary, prior to making any reductions in this Plan or any other qualified defined contribution plan; provided, however, if in a subsequent year the limitations are increased due to cost of living adjustments or any other factor, the freeze or reduction of the Member's benefits shall lapse to the extent that additional benefits may be payable under the increased limitations.

     (d)  Disposal Of Excess Annual Additions.  In the event that,
          -----------------------------------
notwithstanding the foregoing paragraphs, the restrictions prescribed hereunder are exceeded with respect to any Member and such excess arises as a consequence of a reasonable error in estimating the Member's compensation, or as a result of an error in the calculation of the Member's pre-tax deferrals, such excess shall be utilized to reduce future contributions on behalf of the Member for the next succeeding calendar year and succeeding calendar years as necessary or, if the Member is no longer employed in such a succeeding year, to reduce future contributions on behalf of the other Members entitled to an allocation.

     (e)  Aggregation Of Plans.  For purposes of this Section, all qualified
          --------------------
defined contribution plans (whether or not terminated) maintained by an Employer shall be treated as a single plan, and all qualified defined benefit plans (whether or not terminated) maintained by an Employer shall be treated as a single plan.

     (f)  Definition Of "Annual Addition".  For purposes of this Section, the
          -------------------------------
term "annual addition" shall mean the sum for any Plan Year of the following amounts allocated to the Member's Account:

          (1)  Employer contributions pursuant to Sections 4.1 and 4.5;
          (2)  Member contributions pursuant to Section 4.2.
Rollover Contributions made pursuant to Section 4.4, repaid distributions and forfeitures restored in accordance with Subsection 8.3 shall not be treated as annual additions.

     (g)  Definition Of "Employer".  For purposes of this Section, the term
          ------------------------
"Employer" shall include any Affiliated Company.

     (h)  Definition Of "Earnings".  For purposes of this Section, the term
          ------------------------
"Earnings" with respect to any Member shall mean the Member's compensation as determined under Section 415(c)(3) of the Code and the Regulations thereunder.

                                    ARTICLE V
                                    ---------
                             INVESTMENT OF ACCOUNTS
                             ----------------------


5.1  Investment Of Matching Contributions
     ------------------------------------
     (a) All contributions made by an Employer to the Member's Employer's Matching Contribution Account shall be invested in the Viacom Inc. Stock Fund, as described in Section 5.2(c).
     (b) Amounts held in the ESOP Account shall be invested solely in the Viacom Inc. Stock Fund.

5.2  Establishment Of Investment Funds
     ---------------------------------
     All amounts held in the Members' Pre-Tax Contributions Accounts, Post-Tax Contributions Accounts, Rollover Contributions Accounts, and any other accounts established on behalf of the Member under the Plan and designated by the Retirement Committee, other than the ESOP Accounts, will be invested in any of the Investment Funds made available to such Members by the Retirement Committee. The Investment Funds may include, but shall not be limited to, an Income Fund, Equity Fund, Balanced Fund and the Viacom Inc. Stock Fund, as described below.
     (a)  Income Investment Fund -- One or more fixed income funds, as may be
          ----------------------
available from time to time, invested in fixed income securities, including securities issued by insurance companies, financial institutions and the United States Government and its agencies.
     (b)  Equity Fund -- One or more diversified equity funds, as may be
          -----------
available from time to time, invested in equity securities or securities convertible into equity securities or in a commingled equity trust for the collective investment of funds of employee benefit plans qualified under Section 401(a) of the Code (or corresponding provisions of any subsequent Federal revenue law at the time in effect), excluding, however, any stocks or other securities of the Trustee.
     (c)  Viacom Inc. Stock Fund (Formerly the Paramount Communications Inc.
          ------------------------------------------------------------------
Stock Fund.) -- A fund designed solely to invest in Viacom Stock or to hold such
- ------------
Viacom Inc. stock contributed to the Plan. In addition, the fund may hold all consideration received in exchange for shares of Paramount Communications Inc.

stock as a result of the merger of a wholly-owned subsidiary of Viacom Inc. with and into Paramount Communications Inc. on July 7, 1994. To the extent that the Plan receives contingent value rights (CVRs") and three- and five-year warrants ("Warrants"), the portion of the Viacom Inc. Stock Fund that includes such CVRs and Warrants will be segregated from the remainder of the assets of the fund and shall be subject to the management of the Investment Manager described in
Section 10.7(b). Up to 100 percent of the assets of the Plan may be invested in the Viacom Inc. Stock Fund.
     Subject to the powers of the Investment Manager described in Section 10.7, the Trustee in its sole discretion may keep such amounts of cash and cash equivalents as it shall deem necessary or advisable as a part of such Investment Funds including, for this purpose, the ESOP Fund, all within the limitations specified in the applicable Trust Agreement. Dividends, interest and other distributions received on the assets held in respect to each Investment Fund including for this purpose, the ESOP Fund, shall be reinvested in the respective Investment Fund.
     (d)  Balanced Fund. --  One or more diversified funds, as may be available
          --------------
from time to time, designed to be invested in a combination of equity securities, primarily common stocks, and fixed income securities, primarily bonds.

5.3  Investment Of Contributions
     ---------------------------
     Except as provided in Section 5.1, contributions under the Plan shall be invested in multiples of 10 percent, in any one or more of the Investment Funds, as elected by the Member.

5.4  Change Of Election
     ------------------
     Except as provided in Section 5.1, a Member may elect to change his or her investment elections only once in each calendar quarter by notifying the Human Resources Department of the Company on a form provided by the Human Resources Department for such purpose, at least 25 days (or, effective for elections made prior to January 1, l989, 40 days) prior to the end of the calendar quarter. The election shall be specified as a multiple of 10 percent. Changes in a Member's investment election shall be effective as of the first business day of the month following March 31st, June 30th, September 30th, or December 31st coincident with or following the Member's approved election.

5.5  Transfers Among Investment Funds
     --------------------------------
     A Member may, not more often than once in a calendar quarter and upon prior written notice to the Human Resources Department of the Company, elect to transfer all or any portion of the value of his or her Member's Account (other than his or her ESOP Account) in one of the Investment Funds to any other Investment Fund; provided, however, that no transfers are permitted to be made from the Viacom Inc. Stock Fund of amounts attributable to Matching Contributions. If a Member elects to transfer amounts attributable to Pre-Tax Contributions, Post-Tax Contributions or Rollover Contributions from the Viacom Inc. Stock Fund, the portion of the Member's proportionate share of Viacom Stock and any non-Viacom Stock consideration held in the fund which is to be transferred shall be liquidated and the proceeds transferred in accordance with the Member's election. Any such election must be made on a form provided by the Human Resources Department for such purpose, at least 25 days (or, effective for elections made prior to January 1, l989, 40 days) prior to the end of the calendar quarter. The election shall be specified as a multiple of 10 percent. A transfer shall be effective as of the first business day of the month following March 31st, June 30th, September 30th or December 31st coincident or following the Member's approved election.

5.6  Merged Plan Assets
     ------------------
     Notwithstanding any other provision of this Article V, upon the transfer to the Plan of the assets of any other tax qualified retirement plan, other than the assets of the Paramount Communications Inc. Employee Stock Ownership Plan held in the ESOP Accounts, which is merged with the Plan, for a period of 30-days following the transfer of assets to the Plan in connection with such merger a Member may elect in writing in accordance with Section 5.3 the Investment Fund or Funds in which such transferred amounts will be invested, and such election shall be given effect as soon as administratively feasible. In the absence of such an election by a Member within such 30-day period, any such amounts transferred to the Plan shall be credited to that Investment Fund described in
Section 5.2 which is most similar to the investment fund under the transferor plan from which such amounts are transferred.

5.7  Diversification of Amounts in ESOP Account
     ------------------------------------------
     Any Member who has attained age 55 and completed at least ten (10) years of membership with respect to amounts credited to the ESOP Account (including years of participation under the Paramount Communications Inc. Employee Stock Ownership Plan) shall be permitted to direct in writing that up to 25 percent of the value of Viacom Stock acquired after December 31, 1986, and allocated to his ESOP Account be distributed to the Member. Such direction may be made within 90 days after the close of each Plan Year during the Member's Qualified Election Period. Within 90 days after the close of the last Plan Year in the Member's Qualified Election Period, such a Member may request the distribution of up to 50 percent of value of Company Stock acquired after December 31, 1986, and allocated to his ESOP Account. Any direction made during the applicable 90-day period following any Plan Year may be revoked or modified at any time during such 90-day period. Any such distributions shall be made no later than the 180th day of the Plan Year in which the Member's direction is made. All such directions shall be in accordance with any notice, rulings, or regulations or other guidance issued by the Internal Revenue Service with respect to Code
Section 401(a)(28)(B). For the purposes of this Section 5.7, the following rules shall apply:
     (a) The term "Qualified Election Period" shall mean the six (6) Plan Year period beginning with the later of the Plan Year in which the Member attained age 55 or completes ten (10) years of membership with respect to amounts credited to the ESOP Account including Years of membership in the Paramount Communications Inc. Employee Stock Ownership Plan.
     (b) The amount which may be directed by the Member with respect to each Plan Year shall be based in each instance on the balance of such allocated Viacom Stock in the Member's ESOP Account as of the end of the prior Plan Year plus prior transfers during the Qualified Election Period, reduced by any amounts previously directed during the Qualified Election Period.

5.8  Dividends on Company Stock
     --------------------------
     All cash dividends on Viacom Stock held in a Member's Account, including his ESOP Account, shall be reinvested in Viacom Stock.

                                   ARTICLE VI
                                   ----------
                            VALUATION AND ACCOUNTING
                            ------------------------


6.1  Establishment Of Accounts
     -------------------------
     The Retirement Committee shall establish and maintain separate accounts for each Member, which shall be appropriately adjusted as herein provided to reflect each Member's interest in the Plan.

6.2  Valuation Of Accounts
     ---------------------
     Each Member's Account under the Plan shall be valued at its fair market value and adjusted as of each Valuation Date in the following manner:
     (a) An "Adjusted Account Balance" shall be determined for each one of the separate accounts maintained for the Member by subtracting from the Member's individual account balances on the preceding Valuation Date any distribution made from each individual account. The earnings of the Trust Fund for the period from the preceding Valuation Date to the current Valuation Date shall be allocated to each account by multiplying the account's earnings by a fraction, the numerator of which shall be the Adjusted Account Balance and the denominator of which shall be the aggregate value, determined as of the previous Valuation Date of all of the Member Adjusted Account Balances in existence on the current Valuation Date with respect to the same type of account.
     (b) To the amounts determined under Subsection (a) shall be added the share of the Member's and Employer contributions, if any, allocated to each Member's Accounts for the period ending on said Valuation Date.

6.3  Adjustment To Accounts
     ----------------------
     Each Member's Account shall be adjusted as of each Valuation Date, to reflect any change required by Section 6.2. In addition, the Retirement Committee shall take such steps and shall keep such records as are required pursuant to Section 72(d) and (e) of the Code or any regulation, ruling or notice thereunder in order to ensure that a Member's post-1987 Post-Tax Contributions and earnings thereon are deemed to be a separate contract under such Section of the Code.

                                   ARTICLE VII
                                   -----------
                                   WITHDRAWALS
                                   -----------


7.1  Voluntary Withdrawals
     ---------------------
     An Active Member who has not attained age 59 1/2 may elect to withdraw from his or her Member's Account the amount described below, less the amount of any outstanding loan, in one or more withdrawals, according to the order in which paragraphs (a) through (d) are presented, as the amounts described in each successive paragraph are exhausted:

     (a) An amount equal to all or a part of his or her before-1987 Post-Tax Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Post-Tax Contributions.
     (b) An amount equal to all or a part of his or her after-1986 Post-Tax Contributions, and a pro rata portion of the earnings on such Post-Tax Contributions, but no more than the current value thereof in the event such value is less than the net amount of such Post-Tax Contributions.
     (c) An amount equal to all or part of his or her contributions to his or her Rollover Contributions Account and a pro rata portion of the earnings on such contributions, but no more than the current value thereof in the event such value is less than the net amount of such contributions to the Rollover Contributions Account.
     (d) An amount equal to all of the earnings attributable to his or her before-1987 Post-Tax Contributions.

     In addition to withdrawals permitted pursuant to paragraphs (a) through (d) above, an Active Member may elect to withdraw his or her Pre-Tax Contributions and the earnings thereon, less the amount of any outstanding loan, in one or more withdrawals, after exhausting all amounts described in paragraphs (a) through
(d) above, provided such Active Member has attained age 59 1/2.

7.2  Hardship Withdrawals
     --------------------
     In addition to withdrawals permitted under Section 7.1, in the event of a financial hardship an Active Member may request a withdrawal of his or her Pre-Tax Contributions, but not the earnings attributable thereto, after withdrawing all amounts available under Section 7.1. In accordance with the rules set forth below, the Member must not be able to relieve the need with assets reasonably available from other resources of the Member. For these purposes, a Member shall be deemed to have no other resources reasonably available only if: (i) the Member has obtained all withdrawals, distributions and loans currently available to the Member under the Plan and all other qualified plans maintained by the Company or an Affiliated Company (except to the extent that obtaining such a loan would itself increase the amount of the financial hardship), (ii) the Member agrees to cease all Pre-Tax Contributions and Post-Tax Contributions under the Plan as well as all similar contributions to all other qualified defined contribution plans maintained by the Company or an Affiliated Company for a period of at least twelve months from the date of the hardship withdrawal; and (iii) the amount of pre-tax elective contributions under all qualified defined contribution plans maintained by the Company or an Affiliated Company for the year following the year of the withdrawal are limited in accordance with regulations issued under Section 401(k) of the Code.

     For purposes of this Section 7.2, the term "financial hardship" shall be deemed to include only financial needs arising from: (1) medical expenses (as defined in Section 213(d) of the Internal Revenue Code) incurred by the Member or a Member's spouse or dependent which are not covered by insurance or are necessary for such persons to obtain medical care described in Section 213(d);
(2) expenses related to the payment of tuition and related educational fees, including amounts related to the payment of room and board, for the next twelve months of post-secondary education of a Member, his or her spouse or dependent;
(3) the expenses relating to the purchase, excluding mortgage payments, of a primary residence for the Member; or (4) expenses relating to the need to prevent the eviction of the Member from his or her principal residence or foreclosure on the mortgage of the Member's principal residence.

7.3  Form And Frequency Of Election; Withdrawal Amounts
     --------------------------------------------------
     Elections for a withdrawal in accordance with Sections 7.1 or 7.2 may not be made more than once in any month and shall be made in writing on a form prescribed by and filed with the Retirement Committee to be effective as of the Valuation Date next following the date of such election or as soon as administratively feasible thereafter. The minimum for which a withdrawal may be requested is the lesser of (i) $500 or (ii) in the case of a withdrawal under Section

7.1, the aggregate Vested Interest the Member has in his or her Member's Account under each of the paragraphs listed in Section 7.1 from which the Member is entitled to request a withdrawal, and, in the case of a hardship withdrawal under Section 7.2, the amount of the Member's Pre-Tax Contributions in his or her Pre-Tax Contributions Account. Any such withdrawal amount shall be paid in cash.

                                  ARTICLE VIII
                                  ------------
                   VESTING AND DISTRIBUTIONS UPON RETIREMENT,
                   ------------------------------------------
              DISABILITY, DEATH OR OTHER TERMINATION OF EMPLOYMENT
              ----------------------------------------------------


8.1  Vesting
     -------

     (a) A Member shall at all times be fully vested in his or her Post-Tax Contributions Account, Pre-Tax Contributions Account, Rollover Contributions Account and any qualified nonelective contributions made pursuant to Sections
4.6 or 4.8 of the Plan.

     (b) Except as provided in (c) below, a Member's Vested Interest in his or her Employer's Matching Contributions Account (other than any qualified nonelective contributions made pursuant to Sections 4.6 or 4.8 of the Plan) shall be determined as follows:
     (i)  For all Members not subject to (ii) below:

     A Member's Years of                     Vested Portion of Employer's
       Vesting Service                       Matching Contributions Account
     -------------------------               ------------------------------

     Less than one year                           0 percent
          1 year                                 20 percent
          2 years                                40 percent
          3 years                                60 percent
          4 years                                80 percent
          5 or more years                       100 percent


     (ii) Notwithstanding (i) above, for all Members whose employment commences on or after January 1, 1992 (April 1, 1991 for Employees of the Publishing Group, as determined by the Retirement Committee), such Member's Vested Interest in his or her Employer's Matching Contributions Account (other than any qualified nonelective contributions made pursuant to Section 4.6 or 4.8 of the
Plan) shall be determined as follows:

     A Member's Years of                     Vested Portion of Employer's
       Vesting Service                       Matching Contributions Account
     -------------------------               ------------------------------

     Less than 3 years                                   0  percent
          3 years                                    33 1/3 percent
          4 years                                    66 2/3 percent
          5 years                                       100 percent


     If a Member separates from service before he is 100% vested in his Employer's Matching Contributions Account, and requests and receives a distribution from such Accounts, he shall forfeit the nonvested portion of his Employer's Matching Contributions Account. If he again becomes an employee prior to incurring a period of severance of at least sixty consecutive months, the forfeited amount shall be restored only if he repays the amount of the distribution, if any, he received from his Employer's Matching Contributions Account at the time of his earlier termination of employment no later than five years after his date of reemployment.

     (c) If a Member terminates employment with all Employers and Affiliated Companies on or after reaching his or her Early Retirement Date, Normal Retirement Date, on account of a Disability or on account of death, the Member (or his or her Beneficiary) shall be fully vested in all of his or her Member Accounts.

     (d)  A Member shall at all times be fully vested in his or her ESOP
Account.

8.2  Time And Manner Of Distribution
     -------------------------------
     (a)  Distribution Upon Termination Of Employment.  A Member whose
          -------------------------------------------
employment is terminated for any reason shall be entitled, upon written request, in accordance with procedures established by the Retirement Committee, to receive distribution of his or her entire Vested Interest in his or her Member's Account in accordance with the following rules:

          (i) If a Member's Vested Interest in his or her Member's Account, when added to the Member's Vested Interest, if any, in the Paramount (PDI) Distribution Inc. Employees Savings Plan, is $3,500 or less, or if the Member consents in writing within 60 days of the termination of employment, distribution of his or her Vested Interest shall be made as soon as administratively feasible. The amount of such Member's Vested Interest shall be determined:
               (A) in the case of a Member whose Vested Interest in such Member's Account, when added to the Member's Vested Interest in the Paramount
(PDI) Distribution Inc. Employees' Savings Plan, exceeds $3,500, as of the Valuation Date coinciding with or immediately following the date upon which the Retirement Committee receives a written application for benefits; or
               (B) in the case of a Member whose Vested Interest in his or her Member's Account when added to the Member's Vested Interest in the Paramount
(PDI) Distribution Inc. Employees' Savings Plan, is $3,500 or less, as of the Valuation Date coinciding with or immediately following the date upon which the Retirement Committee receives a written notification of the Member's termination of employment.
         (ii) If a Member's Vested Interest in his or her Member's Account exceeds $3,500, determined as of the Valuation Date immediately following receipt of written notification by the Retirement Committee of such Member's termination of employment, and he or she does not consent in writing within 60 days of the termination of employment to an immediate distribution to be made as soon thereafter as administratively feasible, distribution of his or her Vested Interest shall be made in an amount determined as of the Valuation Date on or immediately after the earlier of the Member's consent to a distribution, attainment of age 65 or death, and distribution shall be made as soon thereafter as administratively feasible.
     (b)  Manner Of Distribution.  Except as provided in (c) below,
          ----------------------
distributions shall be paid in a single sum.
     All amounts in the Member's Accounts shall be distributed to the Member in cash or, at the election of the Member or his or her beneficiary, to the extent shares of Viacom Stock are held in the Member's Account, in such shares of Viacom Stock, with cash for fractional shares. The Member's proportional share of any non-Viacom Stock consideration held by the Viacom Inc. Stock Fund shall be liquidated and the cash proceeds distributed to the Member. Any such elections must be made prior to the date the Member had elected for the initial distribution from the Plan and shall be irrevocable after the date as of which funds are first distributed.
     (c)  Installment Payout.  Notwithstanding the above, if the value of the
          ------------------
Member's Account, when added to the value of the Member's Account in the Paramount (PDI) Distribution Inc. Employees' Savings Plan, exceeds $3,500 and the Member has satisfied the eligibility requirements for Early or Normal Retirement benefits under the Paramount Communications Inc. Retirement Plan, and, if applicable, the Paramount (PDI) Distribution Inc. Retirement Plan or suffered a Disability, the Member may elect to receive the balance of his or her Member's Account paid in a series of annual cash payments commencing not later than the Member's attainment of age 70 over a period of up to 15 years as elected by the Member but not to extend beyond the combined life expectancies of the Member and his or her Beneficiary. Unless the Beneficiary is the Member's spouse, the payout shall be adjusted (if necessary) so that at least one-half of the balance of the Member's Account is expected to be payable to the Member.
The amount of the first installment payment shall be an amount equal to the product of (A) the value of the Member's Account as of the Valuation Date coincident with or next preceding the date of distribution and (B) a fraction with a numerator equal to one and a denominator equal to the total number of annual installments to be paid. The amount of each subsequent installment payment shall be equal to the product of the value of the Member's Account as of the Valuation Date which falls on the anniversary of the Valuation Date described in the preceding sentence, and a fraction with a numerator equal to one and a denominator equal to the number of installment payments remaining (including the current payment). In no event shall the amount of any installment payment be less than the amount determined under United States Department of the Treasury rules and regulations. Installment payments shall be charged against the Member's Account after the processing of all other accounting items with respect to the applicable Valuation Date. If a Member who is receiving installment payments returns to employment with any Employer or Affiliated Company, the installment payments shall cease and such payments shall resume when the Member again terminates employment. The Member may change the method of distribution upon such termination of employment.
     (d)  Distribution Upon Death.  Upon the death of a Member (whether before
          -----------------------
or after any installment payments have been made in accordance with

Section 8.2(c)), his or her Beneficiary shall receive the entire value credited to his or her Member's Account as of the Valuation Date coincident with or next following the date the Retirement Committee receives written notification of the Member's death. Such distribution will be made as soon as practicable thereafter; provided, however, that a Beneficiary may elect to defer receipt of the value of the Member's Account until the calendar year following the Member's death, in which case distribution shall be made as soon as practicable following the end of the calendar year of the Member's death, in an amount determined as of the last Valuation Date of such year.

     All amounts in the Member's Accounts shall be distributed to the designated Beneficiary in cash or, at the election of the designated beneficiary, to the extent shares of Viacom Stock are held in the Member's Account, in such shares of Viacom Stock with cash for fractional shares. The Member's proportionate share of any non-Viacom Stock consideration held by the Viacom Inc. Stock Fund shall be liquidated and the cash proceeds distributed to the Beneficiary. The value of the Member's Account which are to be distributed shall be determined as of the Valuation Date coincident with or next following the date of death, or the date the Committee or its delegate is properly notified in writing of the death of the Member on whose behalf a distribution is to be made.
     (e)  Investment of Account of Terminated Member.  The Account of a Member
          ------------------------------------------
(other than his or her ESOP Account) who does not take an immediate distribution pursuant to Section 8.2(a) shall continue to be invested in the Investment Fund established under Section 5.2 in accordance with the election of the Member in effect at the time that such Member terminates employment. A Member who terminated employment but did not take an immediate distribution pursuant to
Section 8.2(a) may elect to transfer all or any portion of the value of his or her Member's Account (other than his or her ESOP Account) in one of the Investment Funds to any other Investment Fund in accordance with the provisions of Section 5.5.
     (f)  Direct Rollovers.  Notwithstanding any other provision of this Plan, a
          ----------------
Member, a surviving spouse of a Member, or a spouse or former spouse of a Member who is an alternate payee under a qualified domestic relations order, as determined under Section 13.1(b) (such individual, as applicable, referred to as the "Distributee") may request, on a form to be provided by the Retirement Committee, a Direct Rollover Distribution of the amount to which he is otherwise entitled under the Plan, in accordance with Section 401(a)(31) of the Code, to an eligible retirement plan (as defined in Section 401(a)(31)(D) of the Code). Such amount shall constitute all or part of any distribution from the Plan otherwise to be made to the Distributee, provided that such distribution constitutes an "eligible rollover distribution," as defined in Section 402(c) of the Code and the regulations and other guidance issued thereunder. All Direct Rollover Distributions shall be made in accordance with (i) through (vii) below:

          (i) A Direct Rollover Distribution shall only be made to one eligible retirement plan; a Distributee may not elect to have a Direct Rollover Distribution apportioned between or among more than one eligible retirement plan.
          (ii) Direct Rollover Distributions shall be made in cash in the form of a check made out to the trustee or custodian (as appropriate) of the eligible retirement plan, or the extent provided under Article VIII, in shares of Viacom Stock, all in accordance with procedures established by the Retirement Committee.
          (iii) A Direct Rollover Distribution must be in an amount at least equal to $200.
          (iv) A Distributee may elect to divide an eligible rollover distribution into two components, with one portion paid as a Direct Rollover Distribution and the remainder paid to the Distributee, provided that such division of payments shall be permitted only if the amount of the Direct Rollover Distribution is at least equal to $500.
          (v) No Direct Rollover Distribution shall be made unless the Distributee furnishes the Retirement Committee with such information as may be reasonably required by the Board to accomplish the Direct Rollover in accordance with the applicable law and regulations, including but not limited to the name of the recipient eligible retirement plan, and any account number or other identifying information concerning such plan.
          (vi) No Direct Rollover Distribution may be made unless the Distributee has received a written explanation of the consequences of such a distribution and such other information required by the Code at such time and in such manner as required by Sections 402(f) and 401(a)(1) of the Code and the regulations and other guidance issued thereunder.

          (vii) Direct Rollover Distributions shall be treated as all other distributions under the Plan and shall not be treated as a direct trustee-to-trustee transfer of assets and liabilities.

8.3  Forfeitures
     -----------
     (a) If a Member terminates employment prior to the date on which he or she is fully vested in his or her Member's Account and receives a distribution of such Member's Account, the non-vested portion of his or her Employer's Matching Contribution Account shall be forfeited.
     (b) The amount of the Member's Employer's Matching Contributions Account forfeited in accordance with (a) above shall be restored if (i) the Member is re-employed by any Employer or Affiliated Company before he or she has incurred five consecutive One-Year Breaks in Vesting Service, and (ii) the Member repays the full amount of such distribution before the earlier of (A) the date he or she has incurred five consecutive One-Year Breaks in Vesting Service, or (B) five years after the first date on which he or she is subsequently re-employed. The source for restoring forfeitures shall be current forfeitures or, if insufficient, an additional Employer contribution. Repaid distributions and restored forfeitures shall be invested proportionately in the Investment Funds selected by the Member.
     (c) If a Member terminates employment prior to the date on which he or she is fully vested in his or her Member's Account, does not consent to receive a distribution of such Member's Account, and is not re-employed by an Employer before the end of five consecutive One-Year Breaks in Vesting Service, the non-vested portion of his or her Member's Account shall be forfeited as of the close of the fifth One-Year Break in Vesting Service.
     (d) All forfeitures shall be applied during each Plan Year, as directed by the Retirement Committee, in its sole discretion, to: (i) restore amounts previously forfeited by Members but required to be reinstated upon resumption of employment in accordance with Subsection (b), (ii) be applied towards the payment of any Matching Contributions, (iii) pay Plan expenses, to the extent not paid by the Company, or (iv) correct an error made in allocating amounts to Members' Accounts or resolve any claim filed under the Plan in accordance with
Section 10.6.

8.4  Latest Commencement Of Payments
     -------------------------------
     (a) Notwithstanding the other provisions of this Article VIII, a Member's Account shall begin to be distributed not later than the 60th day following the end of the Plan Year in which the latest of the following occurs:
          (1)  the Member's 65th birthday,
          (2) the tenth anniversary of the date on which he or she became a Member, or
          (3)  the date he or she terminates service with an Employer.
     (b) Notwithstanding the preceding paragraph, in accordance with Section 401(a)(9) of the Code and any regulations and other guidance issued thereunder, in the case of a Member who owns either (1) more than five percent of the outstanding stock of an Employer or (2) stock possessing more than five percent of the total combined voting power of all stock of an Employer (a "five percent owner"), the Member's distribution shall be made not later than the April 1 following the calendar year in which he or she attains age 70 1/2. In the case of any other Member, distribution of his or her Account shall be made not later than the April 1 following the calendar year in which he or she attains age
70 1/2 or retires, if later. On and after the first day of the Plan Year beginning January 1, 1989, distribution of any Member's Account shall be made not later than April 1 of the calendar year following the calendar year in which he or she attains age 70 1/2, provided, however, that if a Member is not a five percent owner and shall have attained age 70 1/2 before January 1, 1988, distribution shall be made not later than April 1 following the calendar year in which the Member retires. Any distribution required to be made under this Section 8.4(b) shall be made in the form of cash installments payable over the life expectancy of the Member, provided, however, that upon the Member's death or other termination of employment, the balance of the Member's Vested Interest shall be paid, pursuant to the Member's or Beneficiary's election, in accordance with Section 8.2(b), 8.2(c) or 8.2(d).

8.5  Termination of Employment
     -------------------------
     Except as specifically provided otherwise in the Plan, for purposes of this
Article VIII, a Member shall not be considered to have separated from service or terminated employment if he enters directly into the employ of another Employer or an Affiliated Company, or if the trade or business or subsidiary of the Company or the Affiliated Company for whom he is employed is sold in accordance with Section 11.2.

                                   ARTICLE IX
                                   ----------
                                      LOANS
                                      -----

9.1  Eligibility For A Loan
     ----------------------
     (a) Upon application of a Member subsequent to July 1, 1987, the Retirement Committee, at its sole and absolute discretion, may make a loan or loans to such Member from the Plan. Loans shall be made available in a nondiscriminatory manner and on a reasonably equivalent basis and loans shall not be made to Highly Compensated Employees, in an amount representing a percentage of such a Member's vested interest under the profit sharing portion of the Plan greater than the percentage made available to other Members. In the event that a member of the Retirement Committee makes an application for a loan, such Retirement Committee member shall not participate in the review of his or her own loan application. Effective October 18, 1989, Plan loans may be made to any Member or Beneficiary who is a "party-in-interest" within the meaning of ERISA Section 3(14). Such individuals are referred to therein as "Eligible Borrowers."
     (b) The amount of any loan made to an Eligible Borrower shall be limited to his or her vested interest in his or her Member's Account (other than his or her ESOP Account) at the time such loan is requested, less the amount of any outstanding loans previously made to such Member. The minimum amount of any loan shall be $500. The aggregate loans outstanding to any Eligible Borrower shall not exceed 50 percent of the individual's vested interest in his or her Member's Account (other than his or her ESOP Account), limited to not more than the lesser of (i) the balance in his or her Member's Account (other than his or her ESOP Account) or (ii) $50,000 reduced by the excess of (a) the Eligible Borrower's highest outstanding loan balance during the preceding 12-month period ending on the day prior to the date of the loan, minus (b) the outstanding balance of loans on the date the loan is made. Notwithstanding the foregoing, the Retirement Committee, at its sole and absolute discretion, may limit the amount of any loan if its repayment in accordance with Section 9.3, together with the repayment of any other outstanding loan, would result in a payroll deduction exceeding 25 percent of the Eligible Borrower's Basic Compensation.
     (c) The Retirement Committee may establish different terms and conditions for loans to Eligible Borrowers who are not actively employed by an Employer, or for whom payroll deduction is not available, which terms and conditions may be based on economic and other differences affecting the individual's ability to repay any loan.
     (d)  Each Eligible Borrower shall be limited to two outstanding loans.
     (e) The amount of the Eligible Borrower's outstanding loans will be proportionately deducted from each of the Investment Funds in which a portion of the Member's Account (other than his or her ESOP Account) is invested.
     (f) Notwithstanding anything herein to the contrary, no loan shall be made to a Member during a period in which the Retirement Committee is making a determination of whether a domestic relations order affecting his or her Member's Account is a qualified domestic relations order, within the meaning of
Section 414(p) of the Code. Further, if the Retirement Committee is in receipt of a qualified domestic relations order with respect to any Member's Account, it may prohibit such Member from obtaining a loan until the alternate payee's rights under such order are satisfied.

9.2  Security And Interest
     ---------------------
     All loans made to a Member shall be adequately secured by the Member's Account (other than his or her ESOP Account) and bear a reasonable prevailing rate of interest as determined solely by the Retirement Committee.

9.3  Loan Repayment
     --------------
     Any loan or loans made to a Member shall provide for repayment on a level amortization basis through payroll deductions; provided, however, that a loan may provide that no repayments are required when the Member is on authorized leave of absence without pay for up to one year. The repayment period for any loan shall not exceed five years, except that any loan used to acquire any dwelling which is used or is to be used within a reasonable time as the principal residence of the Member may have a repayment period of up to 25 years, as specified by the Retirement Committee. The repayment of both principal and interest on the loan will be credited solely to the Member's Account (other than his or her ESOP Account) and allocated to the different Investment Funds maintained thereunder on the last day of the calendar month following receipt as directed by the Member in the same proportion that assets then allocated to the Member's Account (other than his or her ESOP Account) are invested in such Investment Funds.

9.4  Events of Default and Action Upon Default
     -----------------------------------------
     If an Eligible Borrower does not repay the principal and accrued interest with respect to any loan at such times as are required by the terms of the loan, such loan shall be in default. Further, in the absence of appropriate Retirement Committee action as described in Section 9.1(c), if an Eligible Borrower terminates his or her employment (including by reason of retirement, disability, death or the sale of the business at which such individual is employed, whether or not the sale is a distributable event under Code Section 401(k) and the regulations thereunder) prior to repaying any outstanding loan or loans in full, such loan or loans shall be in default. Further, if before any loan is repaid in full, a distribution is required to be made from the Plan to an alternate payee under a qualified domestic relations order (as defined in the Code and ERISA), and the amount of such distribution exceeds the value of the Member's vested interest in his or her Member's Account less the amount of such outstanding loan or loans, plus accrued interest, if any such loan(s) shall be in default. Any loan agreement may include such other events of default as the Retirement Committee shall determine are necessary or desirable. Upon a default of a loan, the entire unpaid balance of the loan, with accrued interest thereon, shall become immediately due and payable. In all events, however, no foreclosure on the Participant's loan shall be made until the earliest time Pre-Tax Contributions may be distributed without violating any provisions of Code
Section 401(k) and the regulations issued thereunder.
     (b) Upon the default of any Eligible Borrower, the Retirement Committee, in its discretion, may take such action as the Retirement Committee may determine, including:
          (i) demand repayment of the loan and institute legal action to enforce collection of any balance due (including principal and interest) from the Eligible Borrower,
          (ii) demand repayment of the loan and charge the total amount of the unpaid loan and unpaid interest against the balance credited to the Eligible Borrower's vested interest in his or her Member's Account (other than his or her ESOP Account) which was assigned as security for the loan and reduce any payment or distribution from the Plan to which the Member or the Member's Beneficiary may become entitled to the extent necessary to discharge the obligation on the loan, or

          (iii) demand repayment of the loan and distribute the promissory note to the Eligible Borrower. For these purposes, such note shall be deemed to have a fair market value equal to its face value (including accrued but unpaid interest) reduced by any payments made thereon by the Eligible Borrower. In the event of any default, the Eligible Borrower's prior request for a loan shall be treated as the Eligible Borrower's consent to an immediate distribution of the promissory note representing a distribution of the unpaid balance of any such loan. The loan agreement shall include such provisions as are necessary to reflect such consent.

                                    ARTICLE X
                                    ---------
                           ADMINISTRATION OF THE PLAN
                           --------------------------

10.1 Appointment Of Retirement Committee
     -----------------------------------
     (a) The Board of Directors shall initially appoint the members of the Retirement Committee. The proper officers of the Company may at any time remove or replace any members of the Committee. The Committee shall administer the Plan and shall appoint three of its members to serve as the Named Fiduciaries of the Plan within the meaning of Section 402(a)(2) of ERISA.

     (b) If no members of the Retirement Committee are in office, the Company shall be deemed the Retirement Committee.

10.2 Organization And Operation Of The Retirement Committee
     ------------------------------------------------------
     (a) The Retirement Committee shall endeavor to act, in carrying out its duties and responsibilities in the interest of the Members and Beneficiaries, with the care, skill, prudence and diligence under the prevailing circumstances that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

     (b) The Retirement Committee shall act by approval of at least two of its members if there are two or more members in office at the time, unless a greater number of members objects in writing to such action, and any action may be taken either by a vote in a meeting or by action taken in writing without the formality of convening a meeting.

     If there are two or more Retirement Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall alone make any determination required by the Plan in respect thereof.

     (c) The Retirement Committee may authorize any one or more of its members, or members of a separate administrative subcommittee it may form, to execute any routine administrative document on behalf of the Committee.

     (d) The Retirement Committee, may in addition to the execution of administrative documents, delegate specific duties and powers to one or more of its members or to a separate administrative subcommittee it may form. Such delegation shall remain in effect until rescinded in writing by the Committee. The members of persons so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated responsibilities.
     (e) The Retirement Committee shall endeavor not to engage directly or indirectly in any prohibited transaction, as set forth in ERISA.

10.3 Duties and Responsibilities of the Retirement Committee
     -------------------------------------------------------
     The Retirement Committee, except for such investment and other responsibilities vested in the Trustee or investment manager or investment committee of the Board of Directors, shall have full discretionary authority and responsibility for administering the Plan in accordance with its provisions and under applicable law. The duties and responsibilities of the Retirement Committee shall include, but shall not be limited to, the following:
     (a) To appoint such accountants, consultants, administrators, counsel, or such other persons it deems necessary for the administration of the Plan.
     Members of the Retirement Committee shall not be precluded from serving the Retirement Committee in one or more of such individual capacities.
     (b) To determine all benefits and to resolve all questions arising from the administration, interpretation, and application of Plan provisions, either by general rules or by particular decisions, so as not to discriminate against any person and so as to treat all persons in similar circumstances in a uniform manner.
     (c) To advise the Trustee with respect to all benefits which become payable under the Plan and to direct the Trustee as to the manner in which such benefits are to be paid.
     (d) To adopt such forms and regulations it deems advisable for the administration of the Plan and the conduct of its affairs.
     (e) To take such steps as it considers necessary and appropriate to remedy any inequity resulting from incorrect information received or communicated or as a consequence of administrative error.
     (f) To assure that its members, the Trustee and every other person who handles funds or other property of the Plan are bonded as required by law.

     (g) To settle or compromise any claims or debts arising from the operation of the Plan and to defend any claims in any legal or administrative proceeding.

10.4 Required Information
     --------------------
     Each Employer or Members and Beneficiaries entitled to benefits shall furnish the Retirement Committee any information or proof requested by the Retirement Committee and required for the proper administration of the Plan. Failure on the part of any Member or Beneficiary to comply with such request shall be sufficient grounds for the delay in payment of benefits under the Plan until the requested information or proof is received.

10.5 Indemnification
     ---------------
     The Company agrees to indemnify and hold the Retirement Committee and any administrative subcommittee formed by the Retirement Committee harmless against liability incurred in the administration of the Plan.

10.6 Claims And Appeal Procedure
     ---------------------------
     (a) Any request or claim for Plan benefits must be made in writing and shall be deemed to be filed by a Member or Beneficiary when a written request is made by the claimant or the claimant's authorized representative which is reasonably calculated to bring the claim to the attention of the Retirement Committee.
     (b) The Retirement Committee shall provide notice in writing to any Member or Beneficiary where a claim for benefits under the Plan has been denied in whole or in part. Such notice shall be made within 90 days of the receipt by the Retirement Committee of the Member's or Beneficiary's claim or, if special circumstances require, and the Member or Beneficiary is so notified in writing, within 180 days of the receipt by the Committee of the Member's or Beneficiary's claim. The notice shall be written in a manner calculated to be understood by the claimant and shall:
          (1)  set forth the specific reasons for the denial of benefits;
          (2) contain specific references to Plan provisions relative to the denial;
          (3) describe any material and information, if any, necessary for the claim for benefits to be allowed, which had been requested, but not received by the Retirement Committee; and

          (4) advise the Member or Beneficiary that any appeal of the Retirement Committee's adverse determination must be made in writing to the Retirement Committee, within 60 days after receipt of the initial denial notification, setting forth the facts upon which the appeal is based.
     (c) If notice of the denial of a claim is not furnished within the time periods set forth above, the claim shall be deemed denied and the claimant shall be permitted to proceed to the review procedures set forth below. If the Member or Beneficiary fails to appeal the Retirement Committee's denial of benefits in writing and within 60 days after receipt by the claimant of written notification of denial of the claim (or within 60 days after a deemed denial of the claim), the Retirement Committee's determination shall become final and conclusive.
     (d) If the Member or Beneficiary appeals the Retirement Committee's denial of benefits in a timely fashion, the Retirement Committee shall re-examine all issues relevant to the original denial of benefits. Any such claimant, or his or her duly authorized representative may review any pertinent documents, as determined by the Retirement Committee, and submit in writing any issues or comments to be addressed on appeal.
     (e) The Retirement Committee shall advise the Member or Beneficiary and such individual's representative its decision which shall be written in a manner calculated to be understood by the claimant, and include specific references to the pertinent Plan provisions on which the decision is based. Such response shall be made within 60 days of receipt of the written appeal, unless special circumstances require an extension of such 60 day period for not more than an additional 60 days. Where such extension is necessary, the claimant shall be given written notice of the delay. If the decision on review is not furnished within the time set forth above, the claim shall be deemed denied on review.

10.7 Powers, Duties and Responsibilities of the Investment Manager
     -------------------------------------------------------------
     (a) The Investment Manager, if any, shall be a fiduciary of the Plan with respect solely to any Plan assets under its management or control and shall have such powers, duties and responsibilities with respect to Plan assets as may be provided in any Investment Manager Agreement between the Named Fiduciary and the Investment Manager, as in effect from time to time.
     (b) With respect to the portion of the Viacom Inc. Stock Fund invested in CVRs and Warrants as described in Section 5.2(c), a separate Investment Manager shall be appointed to manage that portion of the Viacom Stock Fund. Subject to the terms of the Investment Manager agreement dated as of June 10,

1994, if a Member requests a distribution of his interest in the Viacom Inc. Stock Fund or elects to transfer any amounts from the Viacom Inc. Stock Fund to any other Investment Fund, the Investment Manager shall sell the Member's proportionate share of the CVRs and Warrants held in such fund and shall remit the cash proceeds to the Trustee for distribution or transfer, whichever is applicable.
     (c) The Investment Manager shall be appointed and removed by the Named Fiduciary. The Named Fiduciary (or its duly authorized delegate) may appoint more than one Investment Manager.

                                   ARTICLE XI
                                   ----------
                            AMENDMENT AND TERMINATION
                            -------------------------

11.1 Amendment
     ---------
     (a) The Plan may be wholly or partially amended or otherwise modified any time by the Retirement Committee, provided that:
          (1) no amendment or modification shall authorize or permit any part of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members or their Beneficiaries and/or persons entitled to benefits under the Plan or cause or permit any portion of the Trust Fund to revert to or become the property of any Employer; and
          (2) no amendment or modification shall have any retroactive effect so as to cause any reduction in the Member's Account as of the date of such amendment or shall deprive any Member or Beneficiary of any benefit accrued hereunder.
     (b) Notwithstanding the provisions of Subsection (a), any amendment may be retroactive to conform the Plan with governmental regulations or requirements in order to allow the Plan to maintain its qualified status and to allow the Trust Fund to maintain its tax-exempt status and any such amendments may be made by the Retirement Committee.

11.2 Termination, Sale of Assets or Sale of Subsidiary
     -------------------------------------------------
     While the Plan and Trust Fund are intended to be permanent, they may be terminated at any time at the discretion of the Board of Directors or its delegate, solely as to all or any one Employer. Written notification of such action shall be given to each Employer and the Trustee setting forth the date of termination and such date of termination shall be deemed a Valuation Date. Thereafter, no further contributions shall be made to the Trust Fund by an Employer involved in the termination.

     Upon the complete or partial termination of the Plan, or upon the complete discontinuance of all Employer contributions, the rights of all affected Members in their Member's Accounts shall be fully vested and shall be distributed at such time and in such manner as provided under Articles VII and VIII hereof, unless the Retirement Committee amends the Plan to provide for an earlier payout.

     Effective January 1, 1989, upon the sale of substantially all of the assets by the Company or an Affiliated Company of a trade or business or the sale by the Company or an Affiliated Company of its interest in a subsidiary, for the sole purpose of determining whether a Member is entitled to a benefit distribution under the Plan, a Member who is employed by such trade or business or subsidiary and who continues in the employ (i) of the employer that acquires the assets of such trade or business or (ii) the employer that acquires the interest of such subsidiary or (iii) any other employer in connection with the particular transaction shall not be considered to have separated from service. Notwithstanding such sale, the vested portion of such Member's Accounts shall be distributed at such time and in such manner as provided under Articles VII and VIII hereof, unless the Retirement Committee amends the Plan to provide for an acceleration of the time of distribution of the affected Members' Accounts.

     Notwithstanding the foregoing, any Member who was an Employee of Prentice-Hall Information Services ("PHIS") or Prentice-Hall Information Network ("PHINET") on October 1, 1989, and as a result of the sale of PHIS or PHINET to the Maxwell Macmillan Professional & Business Reference Division of Maxwell Macmillan Publishing Company ("Macmillan"), commences employment with Macmillan, shall be considered to have terminated employment for purposes of being entitled to receive a benefit distribution under Section 8.2 The rights of the Member in his or her Accounts shall be fully vested as of October 31, 1989.

     Notwithstanding the foregoing, any Member who was an Employee of Prentice Hall Legal and Financial Services ("PHLFS") on January 2, 1995, and as a result of the sale of various companies comprising PHLFS to CDB Infotek ("CDB") and WMB Holdings, Inc. ("WMB") on January 3, 1995 commence employment with CDB or WMB (or any other legal entity in connection therewith) shall be considered to have terminated employment for purposes of being entitled to receive a benefit distribution under Section 8.2 The rights of such Members in their Accounts shall be fully vested as of January 3, 1995 in regard to the transaction.

11.3 Merger Of Plans
     ---------------
     Upon the merger or consolidation of this Plan with any other plan or the transfer of assets or liabilities from the Trust Fund to another trust, all Members shall be entitled to a benefit at least equal to the benefit they would have been entitled to receive had the Plan been terminated in accordance with
Section 11.2 immediately prior to such merger, consolidation or transfer of assets or liabilities.

                                   ARTICLE XII
                                   -----------
                             PARTICIPATING EMPLOYERS
                             -----------------------


12.1 Adoption Of Plan
     ----------------
     If any company is now or becomes a subsidiary of or Affiliated Company with an Employer, the Retirement Committee or its delegate may include the employees of that company in the membership of the Plan upon appropriate action by that company necessary to adopt the Plan. In that event, or if any persons become employees of an Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another company, the Retirement Committee shall determine to what extent, if any, credit and benefits shall be granted for previous service with the subsidiary, associated or other company, but subject to the continued qualification of the trust for the Plan as tax-exempt under the Code.

                                  ARTICLE XIII
                                  ------------
                               GENERAL PROVISIONS
                               ------------------

13.1 Exclusiveness Of Benefits
     -------------------------
     (a) The Plan has been created for the exclusive benefit of the Members and their Beneficiaries. No part of the Trust Fund shall ever revert to an Employer nor shall such Trust Fund ever be used other than for the exclusive benefit of the Members and their Beneficiaries, except as provided in accordance with Subsection (b). No Member or Beneficiary shall have any interest in or right to any part of the Trust Fund, or any equitable right under the Trust Agreement except to the extent expressly provided in the Plan or Trust Agreement.
     (b) Notwithstanding Subsection (a), the Retirement Committee and the Trustee shall comply with a "qualified domestic relations order" as such term in defined in Section 414(p) of the Code and the benefits otherwise payable to the Member shall be adjusted accordingly. The Retirement Committee shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any such order.

13.2 Limitation Of Rights
     --------------------
     The establishment of this Plan shall not be considered as giving to any Member or other employee of an Employer the right to be retained in the employ of the Employer, and all Members and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

13.3 Non-Assignability
     -----------------
     No benefit or interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for purposes of the Plan. No benefit or interest shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or interest, nor shall it be subject to attachment or other legal process for or against any person, except to such extent as may be required by law.
     If any payee or representative of a payee under the Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such benefit or interest, the Retirement Committee may hold or apply the benefit or interest or any part thereof to or for such person, his or her spouse, his or her children, or other dependents, or any of them in such manner and in such proportions as the Retirement Committee shall determine in its sole discretion.
     Notwithstanding the foregoing, the Retirement Committee and the Trustee shall comply with a "qualified domestic relations order" as such term is defined under Section l3.1(b). The Retirement Committee shall develop procedures to determine whether a domestic relations order is a "qualified domestic relations order".

13.4 Construction Of Agreement
     -------------------------
     The Plan shall be construed according to the laws of the State of New York and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State, except where preempted by Federal law.

13.5 Severability
     ------------
     (a) Should any provision of the Plan be deemed or held to be illegal or invalid for any reason, such invalidity shall not adversely affect any other Plan provision, and in such case the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one deemed or held to be illegal or invalid.
     (b) If the invalidity inhibits the proper operation of this Plan, a new provision shall be adopted to take the place of the one deemed or held to be illegal or invalid.

13.6 Titles And Headings
     -------------------
     The titles and headings of the Sections in this instrument are for convenience of reference only. In the event of any conflict between the text of this instrument and the titles or headings, the text rather than such titles or headings shall control.

13.7 Counterparts As Original
     ------------------------
     The Plan has been prepared in counterparts, each of which so prepared shall be construed as an original.

13.8 Construction
     ------------
     The singular, where appearing in the Plan shall include the plural and the plural shall include the singular.

13.9 Internal Revenue Service Approval
     ---------------------------------
     If the Plan, as submitted initially to the Internal Revenue Service, is not approved as tax-qualified by the Internal Revenue Service and as meeting the requirements of the Code so as to permit each Employer to deduct for income tax purposes its contributions to the Trustee, all of the Employers' contributions shall be returned to each Employer within one year of such determination and the Plan shall be null and void. In addition, contributions for which a tax deduction is disallowed or which are made in error upon a mistake of fact shall be returned to the Employer within one year of such event.

13.10     Trust Fund
          ----------
     All contributions and all other cash, securities or other property received by the Trustee from time to time and held by it shall constitute the Trust Fund. The Trust Fund shall be held and invested upon such terms and in such manner as set forth in the Plan and Trust Agreement. The Trustee shall have exclusive authority and control to manage and control the assets of the Plan, subject to the terms of the Plan and Trust Agreement. Assets of the Paramount (PDI) Distribution Inc. Employees' Savings Plan or of other plans maintained by the Company or an Affiliated Company that meet the requirements of Section 401 of the Code may be commingled, for investment purposes only, through a master trust arrangement or otherwise with the assets of this Plan.

13.11     Source Of Benefits
          ------------------
     All benefits under the Plan shall be provided solely from the Trust Fund, and neither the Employers nor their officers, directors or stockholders shall have any liability or responsibility therefor. Neither the Employers nor the Trustee shall be liable in any manner should the Trust Fund be insufficient to provide for the payment of any benefit under the Plan.

                                   ARTICLE XIV
                                   -----------
                              TOP-HEAVY PROVISIONS
                              --------------------

14.1 General Rule
     ------------
     The Plan shall meet the requirements of this Article XIV in the event that the Plan is or becomes a Top-Heavy Plan.

14.2 Top-Heavy Plan
     --------------
     (a) Subject to the aggregation rules set forth in subsection (b), the Plan shall be considered a Top-Heavy Plan pursuant to Section 416(g) of the Code in any Plan Year if, as of the Determination Date, the value of the cumulative Member's Accounts of all Key Employees exceeds 60 percent of the value of the cumulative Member's Accounts of all of the Employees as of such Date, excluding former Key Employees, and excluding any Employee who has not performed services for an Employer during the five consecutive Plan Year period ending on the Determination Date, but taking into account in computing the ratio any distributions made during the five consecutive Plan Year period ending on the Determination Date. For purposes of the above ratio, the Member's Account of a Key Employee shall be counted only once each Plan Year, notwithstanding the fact that an individual may be considered a Key Employee for more than one reason in any Plan Year.
     (b) For purposes of determining whether the Plan is a Top-Heavy Plan and for purposes of meeting the requirements of this Article XIV, the Plan shall be aggregated and coordinated with other qualified plans in a Required Aggregation Group and may be aggregated or coordinated with other qualified plans in a Permissive Aggregation Group. If such Required Aggregation Group is Top-Heavy, this Plan shall be considered a Top-Heavy Plan. If such Permissive Aggregation Group is not Top-Heavy, this Plan shall not be a Top-Heavy Plan.

14.3 Definitions
     -----------
     For the purpose of determining whether the Plan is Top-Heavy, the following definitions shall be applicable:
     (a) The term "Determination Date" shall mean, in the case of any Plan Year, the last day of the preceding Plan Year. The value of an individual Member's Account shall be determined as of the Determination Date.

     (b) An individual shall be considered a Key Employee if he or she is an Employee or former Employee who at any time during the current Plan Year or any of the four preceding Plan Years:
          (1) was an officer of an Employer who has annual compensation from the Employer in the applicable Plan Year in excess of 150 percent of the dollar limitation under Section 415(c)(1)(A) of the Code; provided, however, that the number of individuals treated as Key Employees by reason of being officers hereunder shall not exceed the lesser of 50 or l0 percent of all Employees, and provided further that if the number of Employees treated as officers is limited to 50 hereunder, the individuals treated as Key Employees shall be those who, while officers, received the greatest annual Compensation in the applicable Plan Year and any of the four preceding Plan Years (without regard to the limitation set forth in Section 14.4 hereof); or
          (2) was one of the ten Employees owning or considered as owning the largest interests in an Employer who has annual Compensation from the Employer in the applicable Plan Year in excess of the dollar limitation under Section 415(c)(1)(A) of the Code as increased under Section 415(d) of the Code; or
          (3)  was a more than 5 percent owner of an Employer; or
          (4) was a more than 1 percent owner of an Employer whose annual Compensation from the Employer in the applicable Plan Year exceeded $150,000.

     For purposes of determining who is a Key Employee, ownership shall mean ownership of the outstanding stock of an Employer or of the total combined voting power of all stock of an Employer, taking into account the constructive ownership rules of Section 318 of the Code, as modified by Section 416(i)(1) of the Code.

     For purposes of Subparagraph (1) but not for purposes of (2), (3) and (4) (except for purposes of determining Compensation under (4)), the term "Employer" shall include any entity aggregated with an Employer pursuant to Section 4l4(b),
(c) or (m) of the Code.

     For purposes of Subparagraph (2), an Employee (or former Employee) who has some ownership interest is considered to be one of the top ten owners unless at least ten other Employees (or former Employees) own a greater interest than such Employee (or former Employee), provided that if an Employee has the same ownership interest as another Employee, the Employee having greater annual Compensation from an Employer is considered to have the larger ownership interest.
     (c) The term "Non-Key Employee" shall mean any Employee who is a Member and who is not a Key Employee.
     (d) Whenever the term "Key Employee," "former Key Employee," or "Non-Key Employee" is used herein, it includes the beneficiary or beneficiaries of such individual. If an individual is a Key Employee by reason of the foregoing sentence as well as a Key Employee in his or her own right, both the value of his or her inherited benefit and the value of his or her own Member's Account will be considered his or her Member's Account for purposes of determining whether the Plan is a Top-Heavy Plan.
     (e) For purposes of this Article XIV, except as otherwise specifically provided, the term "Compensation" has the same meaning as the term "Earnings" in
Section 4.11.
     (f) The term "Required Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by an Employer in which a Key Employee participates, and each other plan of an Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code.
     (g) The term "Permissive Aggregation Group" shall mean all other qualified defined benefit and defined contribution plans maintained by an Employer that meet the requirements of Sections 401(a)(4) and 410 of the Code when considered with a Required Aggregation Group.

l4.4 Requirements Applicable If Plan Is Top-Heavy
     --------------------------------------------
     In the event the Plan is determined to be Top-Heavy for any Plan Year, the following requirements shall be applicable:
     (a)  Minimum Allocations shall be as follows:
          (1) In the case of a Non-Key Employee who is covered under this Plan but does not participate in any qualified defined benefit plan maintained by an Employer, the Minimum Allocation of contributions plus forfeitures allocated to the account of each Non-Key Employee who has not separated from service at the end of a Plan Year in which the Plan is Top-Heavy shall equal the lesser of 3 percent of Compensation for such Plan Year or the largest percentage of Compensation provided on behalf of any Key Employee for such Plan Year, including any elective deferrals made by any such Key Employee pursuant to
Section 401(k) of the Code. The Minimum Allocation provided hereunder may not be suspended or forfeited under Section 411(a)(3)(B) or (D) of the Code.
          (2) A Non-Key Employee who is covered under this Plan and under a qualified defined benefit plan maintained by an Employer shall not be entitled to the Minimum Allocation under this Plan but shall receive the minimum benefit provided under the terms of the qualified defined benefit plan. If a Non-Key Employee is covered under one or more qualified defined contribution plans in addition to this Plan, the Minimum Allocation requirements may be satisfied through contributions and forfeitures allocated to his or her accounts under such other plans.
     (b) For purposes of computing the defined benefit plan fraction and defined contribution plan fraction as set forth in Section 415(e)(2)(B) and
(e)(3)(B) of the Code, the dollar limitations on benefits and annual additions applicable to a limitation year shall be multiplied by 1.0 rather than by 1.25.

                                   ARTICLE XV
                                    SIGNATURE

The Plan as herein stated has hereby been approved and adopted to be effective as of the dates set forth herein this February 1, 1995.


PCI'S HOLDINGS CORPORATION


                              By:_____________________________
                              Title:____________________________

                                   APPENDIX A
                                   ----------

                                  SPECIAL RULES
                                  -------------


Notwithstanding any other provisions of the Plan to the contrary, the following rules shall apply to the Members referred to hereunder.

I.   Special Provisions With Respect To Members Of Merged Plans
     ----------------------------------------------------------

     A.   Merging Of Assets
          -----------------
          Effective as of January 1, 1987, the assets of the following plans shall be merged into the Plan:

          (i)  Esquire, Inc. Retirement Investment/Savings Plan;
         (ii)  Prentice-Hall and Subsidiaries Profit Sharing Plan;
        (iii)  Management Control Systems Retirement Plan;
         (iv)  Silver Burdett Inc. Profit Sharing Savings Plan;
          (v)  Simon & Schuster Profit-Sharing Plan;
         (vi) Associates Corporation of North America Supplemental Savings and Profit Sharing Plan; and
        (vii) Associates Corporation of North America Employees' Savings and Profit Sharing Plan.

          Effective as of November 1, 1986, certain assets of The Savings Plus Plan for Employees of Trans-Lux Corporation and Certain of Its Subsidiaries and or Affiliates were merged into the Plan following the purchase by an Affiliated Company of certain assets of Trans-Lux Corporation.

          Effective October 24, 1989, the assets of the Master Data Center, Inc. Employees Thrift Plan shall be merged into the Plan.

          Effective August 2, 1990, the assets of the Computer Curriculum Corporation Savings Plan and the Computer Curriculum Corporation Profit Sharing Plan shall be merged into the Plan.

          Effective August 3, 1990, the assets of the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan shall be merged into the Plan.

          Effective January 1, 1993, the assets of the Premier Advertiser Sales Retirement Savings Plan were merged into the Plan.

          Effective September 1, 1993, certain assets of the Cox Enterprises, Inc. Savings and Investment Plan were merged into the Plan following the purchase of certain assets of Cox Enterprise, Inc.

     B.   Transferred Assets
          ------------------
          Any assets transferred to the Plan from a plan enumerated in Paragraph A above will retain their character as employee after-tax or pre-tax contributions and earnings thereon; employer contributions (matching or otherwise) and earnings thereon; or rollover contributions and earnings thereon. In addition, such transferred assets shall be invested in accordance with the provisions of Section 5.6 of the Plan.

     C.   Vesting
          -------
          With respect to former Members of the Master Data Center, Inc. Employees' Thrift Plan, the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan, the Computer Curriculum Corporation Savings Plan and the Computer Curriculum Corporation Profit Sharing Plan, and the Premier Advertiser Sales Retirement Savings Plan (the "Premier Plan"), notwithstanding Section 8.1 of this Plan, a former Member in any such Plan shall be fully vested in that portion of his or her Member's Account attributable to assets transferred from such Plan, including earnings thereon.

          If a Member participated in the Premier Plan, the Vested Interest in his or her Employer's Matching Contributions Account and ESOP Account attributable to contributions after December 31, 1992 shall be determined under the vesting schedule in Section 8.1(b)(ii) of this Plan, provided that if such a Member has at least three Years of Vesting Service but less than four years of Vesting Service as of the date of the amendment applying this Plan's vesting schedule to such Member, he or she shall never be less than 40% vested in the portion of his or her Employer's Matching Contributions Account and ESOP Account which is attributable to contributions after December 31, 1992.

          Notwithstanding the foregoing or Section 8.1 of this Plan, a ember who participated in the Cox Enterprises, Inc. Savings and Investment Plan shall be fully vested in his or her entire Member's Account, including Matching Contributions made after the effective date of the merger of such plan into this Plan.

     Effective January 1, 1993, the assets of the Premier Advertiser Sales Retirement Savings Plan were merged into the Plan.
          Effective September 1, 1993, certain assets of the Cox Enterprises, Inc. Savings and Investment Plan were merged into the Plan following the purchase of certain assets of Cox Enterprise, Inc.

II.  Special Provisions Relating To Members Employed By
     --------------------------------------------------
     The Ginn And Company Division Of Xerox Corporation on June 28, 1985
     -------------------------------------------------------------------

     Each Employee employed by the Ginn and Company Division of Xerox Corporation on June 28, 1985 whose employment was transferred to an Affiliated Company on such date shall be deemed to have earned Vesting Service under
Article III of the Plan for all periods of prior employment with Xerox Corporation or any of its affiliates if such Employee did not elect to receive a distribution of his or her Retirement Account under the Xerox Profit Sharing Retirement and Savings Plan as a result of the sale of the Ginn and Company Division.

III. Special Grandfather Provisions Relating To Withdrawal
     -----------------------------------------------------
     Provisions For Members Of Certain Plans
     ---------------------------------------

     In applying the special withdrawal rules of this Appendix A, the procedural rules of Article VII of the Plan shall continue to apply unless specifically provided otherwise herein.
     A.   Prentice-Hall And Subsidiaries Profit Sharing Plan
          --------------------------------------------------
          Solely with respect to the portion of a Member's Account attributable to funds held in the Prentice-Hall and Subsidiaries Profit Sharing Plan on December 31, 1986 (the "P-H Plan"), and in addition to any rights a Member has pursuant to the provisions of Article VII of this Plan, the following shall be applicable:

     (1) At least 60 days prior to each July 1, each Active or Inactive Member may file an election with the Retirement Committee to make a withdrawal of the entire nonforfeitable portion of the Member's Account attributable to employer contributions made under the P-H Plan including earnings after December 31, 1986 attributable to such funds, at least 24 months prior to the Member's election.
     (2) Effective for withdrawals made prior to July 1, l988, a member making a withdrawal described in (1) above will forfeit a portion of his or her Member's Account equal to 5 percent of the amount withdrawn.
     (3) Solely with respect to the portion of a Member's Account attributable to funds held in the P-H Plan on December 31, 1986 which were transferred to the P-H Plan from the Lange Medical Publications Profit-Sharing Plan, (the "Lange Plan"), in the case of financial hardship determined pursuant to Section 7.2 of this Plan, a Member may file an election at any time with the Retirement Committee to make a withdrawal from the portion of his or her Member's Account attributable to funds transferred from the Lange Plan to the P-H Plan, including earnings after December 31, 1986 attributable to such funds.

     B.   Esquire, Inc. Retirement Investment/Savings Plan
          ------------------------------------------------
          Solely with respect to the portion of a Member's Account attributable to funds held in the Esquire, Inc. Retirement Investment/Savings Plan on December 31, 1986 (the "Esquire Plan"), and in addition to any rights a Member has pursuant to the provisions of Article VII of this Plan, a Member may file an election with the Retirement Committee to make a withdrawal of all or any portion of his or her Member's Account attributable to amounts transferred from the Allyn and Bacon Profit-Sharing Plan to the Esquire Plan, including earnings after December 31, 1986 attributable to such funds, provided such election is made at least 30 days prior to the date of any proposed withdrawal.

     C.   Gulf & Western Industries, Inc. Employees' Savings Plan
          -------------------------------------------------------

          Solely with respect to the portion of a Member's Account attributable to funds held in the Plan on December 31, l986, and in addition to any rights a Member has pursuant to the provisions of Article VII of the Plan, the following shall be applicable:

     (1) A Member may file an election with the Retirement Committee to make a withdrawal from his or her Member's Account of the entire nonforfeitable portion of his or her Member's Account attributable to funds held in the Plan on December 31, 1986, including earnings after December 31, 1986 attributable to such funds. Such an election may be made with respect to employer contributions made at least 24 months prior to the Member's election, except that such 24-month requirement shall not apply if the Member has completed at least 5 years of participation in the Plan.
     (2) Effective for withdrawals made prior to July 1, 1988, if A Member makes a withdrawal under (1) above, the Member will be penalized by not having the Employer make Employer Matching Contributions on behalf of the Member, in accordance with Section 4.5 of the Plan, for a period of 12 months commencing on the first day of the month following such withdrawal.
     (3) In the event of financial hardship determined pursuant to Section 7.2 of the Plan or following the attainment of age 59 1/2, a Member may file an election with the Retirement Committee to make a withdrawal from his or her Member's Account of all or any portion of his or her Member's Account of all or any portion of his or her Member Account attributable to nonforfeitable funds transferred to the Plan from the Member's Matching Employer Contributions Account under the Savings Plus Plan for Employees or Trans-Lux Corporation and Certain of its Subsidiaries and or Affiliates, including earnings after December 31, 1986 attributable to such funds.

     D.   Master Data Center, Inc. Employees' Thrift Plan
          -----------------------------------------------

     1. Solely with respect to the portion of a Member's Account attributable to funds held in the Master Data Center, Inc. Employees' Thrift Plan, and in addition to any rights a Member has pursuant to the provisions of Article VII of the Plan, a Member may withdraw all or any part of his funds attributable to his after-tax contributions and rollover contributions (including earnings thereon) under the Master Data Center, Inc. Employees' Thrift Plan in accordance with Sections 7.1 and 7.3 of this Plan, except that the minimum withdrawal of such funds shall be $100, and withdrawals of less than $500 shall be in multiples of $100.

     2. No in-service withdrawals of that portion of the Member's Account which is attributable to his Provisional Credit Account under the Master Data Center Plan shall be permitted.

     E.   Computer Curriculum Corporation Savings Plan
          --------------------------------------------
         Solely with respect to the portion of a Member's Account attributable to funds held in the Computer Curriculum Corporation Savings Plan, and in addition to any rights a Member has pursuant to the provisions of Article VII of this Plan, a Member may make a hardship withdrawal of all or any part of his funds attributable to voluntary employee deferred contributions (as defined under the Computer Curriculum Corporation Savings Plan), including earnings thereon, in accordance with Section 7.2 and 7.3 of this Plan, except that $500 shall be replaced by $100 in clause (i) of Section 7.3.

     F.   Premier Advertiser Sales Retirement Plan
          ----------------------------------------
          Solely with respect to the portion of a Member's Account attributable to funds held in the Premier Advertising Sales Retirement Savings Plan on December 31, 1992, and in addition to any rights a Member has pursuant to the provisions of Article VII of this Plan, a ember may file an election with the Retirement Committee to withdraw all or any portion of his or her Account attributable to such funds, including earnings after December 31, 1992 attributable to such funds, at any time after attaining age 59 1/2. Such a withdrawal shall be permitted only once in any twelve month period.

IV.  SPECIAL DISTRIBUTION PROVISIONS FOR MEMBERS OF CERTAIN PLANS
     ------------------------------------------------------------

     In applying the rules of this Appendix A to the Plan, the distribution rules of Article VIII of the Plan shall continue to apply unless specifically provided otherwise herein.

A.   Master Data Center Employees' Thrift Plan
     -----------------------------------------
     Solely with respect to the portion of a Member's Account attributable to funds held in the Master Data Center, Inc. Employees' Thrift Plan (the "Master Data Center Plan"), and in addition to any rights a Member has pursuant to the provisions of Article VIII of this Plan, the following shall be applicable:

     1. A Member may elect to receive that portion of his Account which is attributable to assets transferred to this Plan from the Master Data Center Plan in installment payouts pursuant to Section 8.2(c) of this Plan, but including installments on a monthly basis.
     2. A Member may defer receipt of that portion of his Account which is attributable to contributions made under the Master Data Center Plan until the April 1 of the year following the calendar year in which the Member attains age 70 1/2.

B.   Janus Book Publishers, Inc. 401(k) Profit Sharing Plan
     ------------------------------------------------------
     The portion of the Member's Account attributable to assets transferred to this Plan from the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan shall be accounted for separately under this Plan. Solely with respect to such portion of a Member's Account attributable to such assets, and in addition to any rights a Member has pursuant to the provisions of Article VIII of this Plan, the Member may elect to receive a distribution of such assets, including earnings attributable to such funds, in one of the following annuity forms:

     1.   Qualified Joint and Survivor Annuity
          ------------------------------------
          This form is available only to a Member who is married on his or her Annuity Starting Date. It provides the Member with a monthly benefit during his or her lifetime and provides for the continuance of 50% of such benefit to the Member's spouse, if living, after the Member's death.

          The monthly payments to the Member's spouse shall commence on the first day of the month following the month in which the Member dies, if the spouse is then living, and shall continue monthly with the last payment due for the month in which the Member's spouse's death occurs.

          If the Member's spouse dies before the Member commences to receive benefit payments, the Member may elect another form of benefit. If the Member's spouse predeceases the Member after payments have commenced, such payments shall cease upon the Member's death.

          For purposes of this Section, "Annuity Starting Date" shall mean the first day of the first period for which an amount is paid as an annuity or in any other form on account of retirement or other termination of employment.

     2.   Single Life Annuity
          -------------------
          This form provides the Member with a monthly retirement benefit during his or her lifetime, ceasing with the last payment due immediately preceding his or her date of death.

     3.   Period Certain Annuity
          ----------------------
          This form provides the Member with a monthly benefit during his or her lifetime with the guarantee that a certain specified number (120, 180 or 240, as elected by the Member) of monthly payments will be made to either the Member of his or her Beneficiary.

          If this form is elected and the Member dies prior to the receipt of the guaranteed monthly payments, the balance of the guaranteed monthly payments will be paid to the Member's Beneficiary and will continue until the total of
guaranteed monthly payments have   been made to the Member and his or her
Beneficiary. The first such payment to the Beneficiary shall be due and payable as of the first day of the month following the Member's death.

     4.   Single Premium Deferred Annuity
          -------------------------------
          This form, purchased on the Member's behalf by the Trustee, provides the Member with a segregated account which earns current interest. The account is not subject to tax until the date (elected by the Member) on which payments commence. Subject to the terms of the annuity contract, payments may be distributed in any of the annuity forms in this Section.

          Notwithstanding the foregoing, a Member who is married on his or her Annuity Starting Date and who elects to receive his or her Account in the form of an annuity shall receive a qualified joint and survivor unless the Member elects one of the other annuity forms described above and the Member's spouse consents to such election. The spouse's consent must acknowledge the effect of such election and must be witnessed by a member of the Retirement Committee or a notary public.

C.   Premier Advertising Sales Retirement Savings Plan
     -------------------------------------------------
     Solely with respect to the portion of a Member's Account attributable to funds held in the Premier Advertiser Sales Retirement Savings Plan (the "Premier Plan") on December 31, 1992, and in addition to any rights a Member has pursuant to the provisions of Article VII of this Plan, the Member may elect to defer receipt of such funds, including earnings thereon after December 31, 1992, until the April 1 of the year following the calendar year in which the Member attains age 70 1/2.

D.   Cox Enterprises, Inc. Savings and Investment Plan
     -------------------------------------------------
     With respect to a Member , a portion of whose Account is attributable to funds held in the Cox Enterprises Inc. Savings and Investment Plan (the "Cox Plan") on August 31, 1993, and in addition to any rights a Member has pursuant to the provisions of Article VII of this Plan, the following shall be applicable:

     (1) A Member or, in the case of the Member's death, the Member's Beneficiary, may elect to have his or her Member's Account transferred to an eligible retirement plan, within the meaning of Code Section 401(a)(31), maintained by Vanguard Investments.
     (2) A Member who terminates employment on or after Early or Normal Retirement Date may elect to commence payment of such amount anytime after retirement, but in no event later than the April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2.
     (3) A Member who terminates employment prior to Early or Normal Retirement Date may elect to receive such amount in installment payments over a period not to exceed the lesser of (A) 25 years of (B) the joint life expectancy of the Member and his or her Beneficiary. A Member electing installment payments under this paragraph may elect to have payments commence anytime after termination of employment, but in no event later than the April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2; provided that a Member who elected to receive benefit installments may elect, at any time after distributions have commenced, to receive the remainder of the benefit in a single sum payment.









































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     (4)  A Member who is actively employed with the Employer beyond attainment of age 70 1/2 and whose benefit is required to commence no later than the April 1 of the calendar year following the calendar year in which such Member attains age 70 1/2 may elect to have such amount paid in a single sum payment or in installment payments over a period not to exceed the joint life expectancy of the Member and his or her Beneficiary.
     (5) Upon the death of a Member, his or her Beneficiary may elect to receive such amount in the form of installment payments for a maximum of 5 years after the date of the Member's death.


V.   SPECIAL FORFEITURE PROVISIONS FOR MEMBERS
     -----------------------------------------
     OF CERTAIN PLANS
     ----------------

A.   Janus Book Publishers, Inc. 401(k) Profit Sharing Plan
     ------------------------------------------------------

     With respect to Members who were former Members of the Janus Book Publishers, Inc. 401(k) Profit Sharing Plan, Section 8.3(d) of this Plan shall apply only with respect to forfeitures occurring on or after January 3, 1990.

VI.  MADISON SQUARE GARDEN CORPORATION
     ---------------------------------

     Effective January __, 1995, Madison Square Garden Corporation ceased to be an Employer and an Affiliated Company under the Plan as a result of the sale of Madison Square Garden Corporation to MSG Holdings, L.P., and all Plan Members who were employees of Madison Square Garden Corporation or its subsidiaries on January __, 1995 ceased accruing benefits under the Plan.

















































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